EXECUTION COPY

Exhibit 10.2

SALE AND SERVICING AGREEMENT

between

ONYX ACCEPTANCE OWNER TRUST 2005-B

as Issuer,

ONYX ACCEPTANCE FINANCIAL CORPORATION

as Seller,

ONYX ACCEPTANCE CORPORATION

as Servicer

JPMORGAN CHASE BANK, N.A.

as Indenture Trustee and as Trust Agent

Dated as of July 21, 2005

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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SCHEDULES AND EXHIBITS

Schedule I-A	-	Schedule of Initial Contracts
Schedule I-B	-	Schedule of Subsequent Contracts
Schedule II	-	Location and Account Numbers of Trust Accounts
Exhibit A	-	Form of Policy
Exhibit B	-	Form of Notice of Prefunding Transfer Date
Exhibit C	-	Form of Joint Officer’s Certificate re: Prefunding Transfer Date

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This SALE AND SERVICING AGREEMENT, dated as of July 21, 2005 (this “Agreement”), is between Onyx Acceptance Owner Trust 2005-B (the “Issuer” or the “Trust”), Onyx Acceptance Financial Corporation (the “Seller”), Onyx Acceptance Corporation (“Onyx” or, in its capacity as servicer, the “Servicer” or, in its capacity as custodian, the “Custodian”) and JPMorgan Chase Bank, N.A., as the Indenture Trustee on behalf of the Noteholders (in such capacity, the “Indenture Trustee”) and as the Trust Agent on behalf of the Owner Trustee (in such capacity, the “Trust Agent”).

In consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 DEFINITIONS.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Actuarial Contract” means a Contract pursuant to which the allocation of each payment between interest and principal is calculated using the Actuarial Method.

“Actuarial Method” means the method of allocating principal and interest payments on a Contract whereby amortization of the Contract is determined over a series of fixed level payment monthly installments, and each monthly installment, including the monthly installment representing the final payment on the Contract, consists of an amount of interest equal to 1/12 of the APR of the Contract multiplied by the unpaid principal balance of the Contract, and an amount of principal equal to the remainder of the monthly payment.

“Affiliate” of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Amount Financed” means, with respect to a Contract, the aggregate amount advanced under such Contract toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, extended service or warranty contracts and other items customarily financed as part of retail automobile installment sales contracts.

“Applicable Tax State” shall mean, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices, and (c) the State of California.

“APR” of a Contract means the annual percentage rate used to determine the total interest expected to be charged over the term of a Contract as of its inception, as shown on such Contract.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

“Basic Documents” shall have the meaning specified in the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banking institutions or savings associations located in Los Angeles, California; Plano, Texas; McLean, Virginia; Wilmington, Delaware; or New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

“Calculation Day” means the last day of each calendar month.

“Certificate Register” shall have the meaning specified in the Trust Agreement.

“Class” means all Notes whose form is identical except for variation in denomination, principal amount or owner.

“Class A-1 Final Scheduled Distribution Date” means the Distribution Date occurring in July 2006.

“Class A-1 Note” means any Class A-1 Note in the form attached to the Indenture as Exhibit B.

“Class A-1 Rate” means 3.61522% per annum.

“Class A-2 Final Scheduled Distribution Date” means the Distribution Date occurring in April 2008.

“Class A-2 Note” means any Class A-2 Note in the form attached to the Indenture as Exhibit C.

“Class A-2 Rate” means 4.03% per annum.

“Class A-3 Final Scheduled Distribution Date” means the Distribution Date occurring in March 2010.

“Class A-3 Note” means any Class A-3 Note in the form attached to the Indenture as Exhibit D.

“Class A-3 Rate” means 4.18% per annum.

“Class A-4 Final Scheduled Distribution Date” means the Distribution Date occurring in May 2012.

“Class A-4 Note” means any Class A-4 Note in the form attached to the Indenture as Exhibit E.

“Class A-4 Rate” means 4.34% per annum.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Closing Date” means July 21, 2005.

“COAF” means Capital One Auto Finance, Inc., a Texas corporation.

“Collateral” shall have the meaning specified in the Indenture.

“Collection Account” means the account established and maintained as such pursuant to Section 4.01.

“Collection Period” means, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs; provided that with respect to Liquidated Contracts, the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the “Collection Period” for Liquidated Contracts shall be the period from and including the related Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date.

“Contract” means each retail installment sales contract and security agreement or installment loan agreement and security agreement and all proceeds thereof and payments thereunder, which contract or agreement has been executed by an Obligor and pursuant to which such Obligor purchased or financed the Financed Vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any down payment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such Financed Vehicle, and undertook to perform certain other obligations as specified in such contract or agreement. As used herein, “Contracts” means the Initial Contracts, the Subsequent Contracts and the Prefunded Contracts.

“Contract Documents” means, with respect to each Contract, (a) the fully executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC), (b) the original credit application or a photocopy thereof to the extent held in paper form, (c) either (i) the original Title Document for the related Financed Vehicle or a duplicate copy thereof issued or certified by the Registrar of Titles which issued the original thereof (or, with respect to certain of the Financed Vehicles, evidence of the electronic Title Document), together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Servicer to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, (ii) written evidence that the Title Document for such Financed Vehicle showing Onyx as first lienholder has been applied for or (iii) such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of Onyx in the Financed Vehicle; provided, however, that the Title Document may be held by a third party service provider engaged by the Servicer to obtain and/or hold Title Documents and (c) any written agreement(s) modifying the Contract (including, without limitation, any extension agreement(s)).

“Contract Files” means any and all documents that the Servicer keeps on file, in accordance with its Customary Servicing Practices, relating to a Contract, an Obligor or a Financed Vehicle.

“Contract Number” means, with respect to any Contract included in the Trust, the number assigned to such Contract by the Servicer, which number is set forth in the related Schedule of Contracts.

“Controlling Party” means the Insurer, provided that if an Insurer Default has occurred and is continuing, then the Controlling Party means the Indenture Trustee acting at the direction of the Noteholders evidencing not less than a majority of the outstanding principal amount of the Notes.

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located (i) for purposes of Note surrenders and transfers, at 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Worldwide Securities Services/Global Debt – Onyx Acceptance Owner Trust 2005-B and (ii) for all other purposes, at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Global Debt – Onyx Acceptance Owner Trust 2005-B; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Insurer, the Servicer and the Seller.

“Cram Down Loss” means, with respect to a Contract if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Contract or otherwise modifying or restructuring the scheduled payments to be made on such Contract, an amount equal to (i) the excess of the Principal Balance of such Contract immediately prior to such order over the Principal Balance of such Contract as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Contract, the excess of the Principal Balance of such Contract immediately prior to such order over the net present value (using as the discount rate the higher of the annual percentage rate on such Contract or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

“Custodian” means the Servicer in its capacity as custodian of the Contracts.

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself and others, as such customary servicing practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices.”

“Cut-Off Date” means, as applicable, (i) the Initial Cut-Off Date, with respect to the Initial Contracts, (ii) the Subsequent Cut-Off Date, with respect to the Subsequent Contracts or (iii) the Prefunding Cut-Off Date with respect to the Prefunded Contracts.

“Dealer” means the seller of a Financed Vehicle, which seller originated and assigned the related Contract.

“Default” means any occurrence which with the giving of notice or the lapse of time or both would become a Servicer Default.

“Defaulted Contract” means, with respect to any Collection Period, a Contract (i) which is, at the end of such Collection Period, delinquent in the amount of at least two monthly installments of Monthly P&I or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced; provided, however, that this definition may be modified in accordance with modifications to the Servicer’s Customary Servicing Practices.

“Deficiency Amount” shall have the meaning specified in the Policy.

“Deficiency Notice” means, with respect to any Distribution Date, the notice delivered pursuant to Section 4.02(c) by the Servicer to the Indenture Trustee, with a copy to the Insurer and the Trust Agent.

“Definitive Notes” means Notes issued in fully registered, certificated form to Noteholders.

“Depositor” means the Seller in its capacity as Depositor under the Trust Agreement, and its successors.

“Depository Agreement” has the meaning specified in the Indenture.

“Distribution Date” means the 15th day of each month or if such date shall not be a Business Day, the following Business Day, commencing on August 15, 2005.

“Distribution Date Statement” shall have the meaning specified in Section 3.08(a).

“Due Date” means, as to any Contract, the date upon which an installment of Monthly P&I is due.

“Eligible Account” means (i) a trust account that is either:

(a) maintained by the Indenture Trustee;

(b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor’s at least equal to “A-1+” and from Moody’s at least equal to “P-1,” if the deposits are to be held in such account for 30 days or less; or maintained with a depository institution or trust company the long-term unsecured debt obligations of which have credit ratings from Standard & Poor’s at least equal to “AA-” if the deposits are to be held in such account for more than 30 days, in each case which account is fully insured up to applicable limits by the Federal Deposit Insurance Corporation; or

(c) maintained with a depository institution acceptable to the Insurer and the Indenture Trustee, as evidenced by letters from the Insurer and the Indenture Trustee to that effect; or

(ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer, as evidenced by a letter from the Insurer to that effect.

“Eligible Investments” means any one or more of the following obligations or securities, all of which shall be denominated in United States dollars:

(a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and, to the extent, at the time of investment, acceptable to the Insurer and each Rating Agency for securities having a rating equivalent to the rating of the Notes at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association;

(b) demand and time deposits in, certificates of deposit of, banker’s acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or the Owner Trustee) incorporated under the laws of the United States of America or any State and subject to supervision and examination by Federal and/or State banking authorities, in each case with a maturity not in excess of 365 days, so long as at the time of such investment or contractual commitment providing for such investment the short-term unsecured debt obligations of such depository institution or trust company have credit ratings from Standard & Poor’s at least equal to “A-1+” and either (i) the long-term, unsecured debt obligations of such depository institution or trust company have credit ratings from Standard & Poor’s at least equal to “AA-” and from Moody’s at least equal to “Aa2” or (ii) such depository institution is acceptable to the Insurer as evidenced by a letter from the Insurer to the Indenture Trustee;

(c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed as to timely payment of principal and interest by an agency or instrumentality of the United States of America, in either case entered into with any depository institution or trust company (including the Indenture Trustee and the Owner Trustee), acting as principal, described in clause (b) above;

(d) commercial paper having the highest rating by Standard & Poor’s and Moody’s at the time of such investment with a maturity not in excess of 365 days;

(e) investments in money market funds or money market mutual funds having a rating from Standard & Poor’s and Moody’s in the highest investment category granted thereby, including funds for which the Indenture Trustee, the Owner Trustee or any of their respective Affiliates is investment manager or advisor; and

(f) such other obligations or securities acceptable to the Insurer, as evidenced by a letter from the Insurer to the Indenture Trustee (which acceptability may be revoked at any time by the Insurer), a copy of which shall be provided by the Indenture Trustee to the Rating Agencies or such other obligations or securities that satisfy the Rating Agency Condition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extended Title Delivery Date” means, with respect to any Contract, the day that is 90 days after the First Title Delivery Date for such Contract.

“Financed Vehicle” means, as to any Contract, an automobile, light-duty truck or van, together with all accessions thereto, securing the related Obligor’s indebtedness under such Contract.

“First Title Delivery Date” means, with respect to any Contract, the day that is 270 days after (i) the Closing Date or (ii) if such Contract is a Prefunded Contract, the applicable Prefunding Transfer Date.

“Fiscal Agent” shall have the meaning set forth in the Policy.

“Fitch” means Fitch, Inc., and its successors in interest.

“Full Prepayment” means any of the following: (a) with respect to any Contract other than a Contract referred to in clause (ii), (iii) or (iv) of the definition of the term “Liquidated Contract”, payment by or on behalf of the Obligor of the total amount required by the terms of such Contract to be paid thereunder, which amount shall be at least equal to the sum of (i) 100% of the Principal Balance of such Contract, (ii) interest accrued thereon to the date of such payment at the APR; and (iii) any overdue amounts; or (b) with respect to any Contract, payment by the Seller to the Indenture Trustee of the Purchase Amount of such Contract in connection with the purchase of such Contract pursuant to Section 2.03, or payment by the Servicer of the Purchase Amount of such Contract in connection with the purchase of such Contract pursuant to Section 3.06 or the purchase of all Contracts pursuant to Section 8.01.

“Funded Contracts” means all Initial Contracts and Subsequent Contracts.

“Funding Period” means the period beginning on the Closing Date and ending upon the earliest to occur of (i) the close of business on October 19, 2005, (ii) the date upon which a Servicer Default or an Indenture Event of Default occurs or (iii) the date on which the balance in the Prefunding Account has been reduced to $2,500 or less.

“Holder” or “Noteholder” means, with respect to a Note, the Person in whose name such Note is registered in the Note Register.

“Indemnification Agreement” shall have the meaning specified in the Insurance Agreement.

“Indenture” means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee, as the same may be amended or supplemented from time to time.

“Indenture Event of Default” means an Event of Default as set forth in Section 5.01 of the Indenture.

“Indenture Secured Parties” shall mean the Noteholders and the Insurer.

“Indenture Trustee” means JPMorgan Chase Bank, N.A., not in its individual capacity but solely as the Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

“Initial Cash Deposit” shall have the meaning specified in the Insurance Agreement.

“Initial Contracts” means the Contracts designated as such in Schedule I-A attached hereto, which have an aggregate Outstanding Principal Balance of $769,538,025.00.

“Initial Cut-Off Date” means July 1, 2005.

“Insolvency Proceeding” shall have the meaning specified in Section 7.05.

“Insurance Agreement” means the Insurance and Indemnity Agreement, to be dated as of the Closing Date, among the Insurer, the Seller, and Onyx in its individual capacity and as Servicer, as amended, modified or restated from time to time.

“Insured Payment” shall have the meaning specified in the Policy.

“Insurer” means Financial Guaranty Insurance Company or its successors in interest.

“Insurer Default” means the occurrence and continuance of any of the following:

(a) the Insurer shall have failed to make a payment required to be made when due under the Policy in accordance with its terms;

(b) the Insurer shall have (a) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (b) made a general assignment for the benefit of its creditors or (c) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

“Interest Accrual Period” means, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date; in the case of the first Distribution Date, the Interest Accrual Period for the Class A-1 Notes will constitute 21 days.

“Interest Rate” means the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate or the Class A-4 Rate, as the case may be.

“Issuer” means Onyx Acceptance Owner Trust 2005-B and its successors.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Contract by operation of law.

“Limited Guaranty” means the Limited Guaranty, dated as of the Closing Date, issued by Capital One Financial Corporation for the benefit of the Issuer, the Indenture Trustee and the Insurer.

“Liquidated Contract” means a Contract that (i) is the subject of a Full Prepayment; (ii) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer’s reasonable judgment, the final amounts recoverable have been received and deposited in the

Collection Account; (iii) is paid in full on or after its Maturity Date; or (iv) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period shall be deemed to be a Liquidated Contract and shall be deemed to have a Principal Balance of zero; provided, further, however, that this definition may be modified in accordance with modifications to the Servicer’s Customary Servicing Practices.

“Liquidation Expenses” means reasonable out-of-pocket expenses (not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the Servicer in connection with the realization of the full amounts due under any Defaulted Contract (including the attempted liquidation of a Contract which is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof which are not recoverable as proceeds paid by any insurer under a comprehensive and collision insurance policy related to the Contract. Liquidation Expenses shall not include any late fees or other administrative fees and expenses or similar charges collected with respect to a Contract.

“Liquidation Proceeds” means amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the full amounts due and to become due under any Defaulted Contract and the sale of any property acquired in respect thereof.

“Mandatory Partial Redemption Amount” means the balance (excluding investment earnings) remaining on deposit in the Prefunding Account on the Mandatory Partial Redemption Date after giving effect to the sale to the Trust of all Prefunded Contracts sold to the Trust during the Funding Period, including any such acquisition and conveyance on the date on which the Funding Period ends.

“Mandatory Partial Redemption Date” means the Distribution Date on which the Notes are partially prepaid pursuant to Section 4.06, which Distribution Date shall be the Distribution Date immediately succeeding the date on which the Funding Period ends in the event that any amount remains on deposit in the Prefunding Account after giving effect to the sale to the Trust of all Prefunded Contracts sold to the Trust during the Funding Period, including any acquisition and conveyance on the date on which the Funding Period ends.

“Maturity Date” means, with respect to any Contract, the date on which the last scheduled payment of such Contract shall be due and payable as such date may be extended pursuant to Section 3.02.

“Monthly P&I” means, with respect to any Contract, the amount of each monthly installment of principal and interest payable to the Obligee of such Contract in accordance with the terms thereof, exclusive of any charges allocable to the financing of any insurance premium and charges which represent late payment charges or extension fees.

“Monthly Remittance Condition” shall have the meaning specified in Section 4.02(a).

“Moody’s” means Moody’s Investors Service, Inc., and its successors in interest.

“Net Collections” means, with respect to any Distribution Date and the related Collection Period, the sum of (i) all payments of Monthly P&I, all partial prepayments, all Full Prepayments, Net Liquidation Proceeds and Net Insurance Proceeds in each case, collected with respect to the Contracts during such Collection Period, less partial prepayments of Precomputed Contracts collected with respect to the Contracts during such Collection Period which are deposited in the Payahead Account pursuant to Section 4.02(a), (ii) amounts withdrawn from the Payahead Account pursuant to Section 4.01(b) and deposited in the Collection Account with respect to such Distribution Date, and (iii) the aggregate Purchase Amount for Purchased Contracts deposited in or credited to the Collection Account pursuant to Section 4.02(a).

“Net Insurance Proceeds” means, with respect to any Contract, proceeds paid by any insurer under a comprehensive and collision insurance policy related to such Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released by Onyx to the related Obligor in accordance with customary servicing procedures), after reimbursement to the Servicer of expenses recoverable under such policy.

“Net Liquidation Proceeds” means the amount derived by subtracting from the Liquidation Proceeds of a Contract the related Liquidation Expenses.

“Note” means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note, as applicable.

“Note Distributable Amount” means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount, the Note Interest Distributable Amount, the Note Parity Deficit Amount, if any, and the Note Targeted Principal Distributable Amount, if any, for such Distribution Date.

“Note Distribution Account” means the account established and maintained as such pursuant to Section 4.01.

“Note Final Scheduled Distribution Date” means the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date or the Class A-4 Final Scheduled Distribution Date, as the case may be.

“Noteholder” shall mean any Holder of a Note.

“Note Interest Carryover Shortfall” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date at the related Interest Rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first Distribution Date shall be zero.

“Note Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of (i) an amount equal to the interest accrued during the related Interest

Accrual Period at the related Interest Rate for such Class of Notes on the outstanding principal amount of such Class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes) and (ii) the Note Interest Carryover Shortfall for such Class of Notes for such Distribution Date.

“Note Parity Deficit Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Notes on such Distribution Date, after giving effect to all reductions in such aggregate principal amount to be made from sources other than the (i) Spread Account and (ii) the Policy over (y) the sum of (I) the total outstanding Principal Balances of the Contracts and (II) the amount on deposit in the Prefunding Account, if any, at the end of the related Collection Period.

“Note Pool Factor” means, with respect to any Class of Notes as of any Distribution Date, a six-digit decimal figure equal to the outstanding principal amount of such Class of Notes (after giving effect to any reductions thereof to be made on such Distribution Date) divided by the original outstanding principal amount of such Class of Notes.

“Note Principal Distributable Amount” means with respect to any Distribution Date, the lesser of (a) the Regular Principal Distributable Amount and (b) the excess of (i) the aggregate outstanding principal amount of the Notes as of the close of the preceding Distribution Date over (ii) the sum of (x) 97% of the sum of the total outstanding Principal Balances of the Contracts and (y) any amounts on deposit in the Prefunding Account at the end of the related Collection Period; provided, however, that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on the Note Final Scheduled Distribution Date for each Class of Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the related Class of Notes to zero.

“Note Register” shall have the meaning specified in the Indenture.

“Note Targeted Principal Distributable Amount” means, with respect to any Distribution Date, the lesser of (a) the amount of available funds for distribution after the distributions made pursuant to Section 4.03, clauses (i) through (vii) have been made and (b) the excess of (i) the aggregate outstanding principal amount of the Notes (after giving effect to the Note Principal Distributable Amount and any Note Parity Deficit Amount paid on that Distribution Date) over (ii) the sum of (x) 97% of the total outstanding Principal Balance of the Contracts and (y) any amounts on deposit in the Prefunding Account as of the end of the related Collection Period.

“Notice of Prefunding Transfer Date” has the meaning specified in Section 2.10(c)(ii).

“Obligee” means, with respect to any Contract, the Person to whom an Obligor is indebted under such Contract.

“Obligor” means, with respect to any Contract, the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under such Contract.

“Officers’ Certificate” means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered. Unless otherwise specified, any reference herein to an Officers’ Certificate shall be to an Officers’ Certificate of the Servicer.

“Onyx” means Onyx Acceptance Corporation and its successors in interest.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable to the Indenture Trustee, the Owner Trustee or the Trust Agent, as the case may be, and the Insurer.

“Original Pool Balance” means $900,000,000, which is the sum of (i) the Principal Balances of the Initial Contracts as of the Initial Cut-Off Date, (ii) the Principal Balances of the Subsequent Contracts as of the Subsequent Cut-Off Date, and (iii) the initial deposit in the Prefunding Account.

“Other Assets” means any assets (or interests therein) (other than the Trust Property) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means with respect to a Contract and as of the time of reference thereto, a Contract that has not reached its Maturity Date, has not been fully prepaid, has not become a Liquidated Contract and has not been repurchased pursuant to Section 2.03, 3.06 or 8.01.

“Outstanding Principal Balance” means, as of the applicable Cut-Off Date, (i) with respect to any Precomputed Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all unpaid Monthly P&I due on or after the Cut-Off Date, minus any unearned (or earned but unpaid) interest as of the applicable Cut-Off Date computed in accordance with the Rule of 78’s Method or the Actuarial Method, as applicable, and (ii) with respect to any Simple Interest Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all principal payments due on or after the applicable Cut-Off Date.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as the Owner Trustee under the Trust Agreement, its successors in interest and any successor Owner Trustee under the Trust Agreement.

“Owner Trustee Corporate Trust Office” means the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600; or at such other address as the Owner Trustee may designate from time to time by notice to the Noteholders, the Insurer, the Servicer and the Seller.

“Payahead Account” means the account established and maintained as such pursuant to Section 4.01.

“Payment Account” means the account established and maintained as such pursuant to Section 4.01.

“Paying Agent” means (i) with respect to the Notes, the Person acting as the “Paying Agent” under the Indenture and (ii) with respect to the Residual Interest Instruments, the Person acting as the “Paying Agent” under the Trust Agreement, the Trust Agent or any other Person that meets the eligibility standards for the Paying Agent specified in the Trust Agreement and is authorized by the Issuer to make the distributions from the Payment Account, including distributions in respect of the Residual Interest Instruments on behalf of the Issuer.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Policy” means the financial guaranty insurance policy for the Notes, number 05030057, dated July 21, 2005 and issued by the Insurer to the Indenture Trustee, guaranteeing payment of any Insured Payment, the form of which is attached hereto as Exhibit A.

“Pool Balance” as of the time of determination means the sum of (i) the aggregate of the Principal Balances of the Contracts, exclusive of the Principal Balances of all Contracts that are not Outstanding at the end of the Collection Period ending immediately prior to such time of determination and (ii) the amounts on deposit in the Prefunding Account (exclusive of any investment earnings), if any.

“Precomputed Contract” means a Contract as to which, pursuant to the terms of such Contract, the portion of payments allocable to earned interest and principal thereunder is determined according to the “Rule of 78’s Method” or the “Actuarial Method”.

“Preference Amount” means any amount previously distributed to a Holder in respect of the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to Onyx, the Seller or the Trust pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction

“Preference Claim” shall have the meaning specified in Section 7.05.

“Prefunded Amount” means $25,712,809.85, the initial deposit into the Prefunding Account.

“Prefunded Contracts” means (i) the Contracts which are transferred by the Seller to the Issuer on each Prefunding Transfer Date pursuant to this Agreement and identified on the Schedule of Contracts and (ii) the Contracts which are transferred by Onyx to Seller on each Prefunding Transfer Date pursuant to the Purchase Agreement and identified on the Schedule of Contracts.

“Prefunding Account” means the account established as such pursuant to Section 4.01 and maintained pursuant to Section 4.06.

“Prefunding Closing Date” means the last day of the Funding Period, or if such day is not a Business Day, the following Business Day.

“Prefunding Cut-Off Date” means the cut-off date specified in the Notice of Prefunding Transfer Date delivered pursuant to Section 2.10(c)(ii) with respect to the Prefunded Contracts transferred on the related Prefunding Transfer Date.

“Prefunding Transfer Date” means each Business Day on which Onyx conveys Prefunded Contracts to the Seller and the Seller conveys Prefunded Contracts to the Trust.

“Premium” shall have the meaning specified in the Insurance Agreement.

“Principal Balance” means, with respect to a Contract, as of any date, the Amount Financed under the terms of such Contract minus (i) that portion of Monthly P&I in respect of such Contract received on or prior to the end of the most recently ended Collection Period and allocable to principal pursuant to the Contracts as determined by the Servicer and (ii) any Cram Down Loss incurred in respect of such Contract on or prior to the end of the most recently ended Collection Period. For purposes of this definition, allocations of Monthly P&I on each Contract by the Servicer shall be made in accordance with the terms of such Contract, in the case of a Simple Interest Contract or an Actuarial Contract, or in accordance with the Recomputed Actuarial Method, in the case of a Rule of 78’s Contract.

“Purchase Agreement” means the Purchase Agreement dated as of July 21, 2005 between Onyx, as seller, and the Seller, as purchaser, as such agreement may be modified, supplemented or amended from time to time.

“Purchase Amount” means, with respect to a Purchased Contract, the Principal Balance of such Contract as of the date of purchase of such Contract plus interest on such Contract through the date of such purchase, to the extent not previously collected.

“Purchased Contract” means a Contract that (i) has been repurchased by Onyx because of certain material defects in documents related to such Contract Title Document Repurchase Event or certain breaches of representations and warranties regarding such Contract made by Onyx in this Agreement that materially and adversely affect the interests of the Noteholders or the Insurer, (ii) has been purchased by the Servicer because of certain breaches of servicing covenants or (iii) has been purchased by the Servicer in the event of an optional purchase of all of the Contracts pursuant to Section 8.01.

“Rating Agencies” means Moody’s, Standard & Poor’s and Fitch.

“Rating Agency Condition” shall have the meaning set forth in the Indenture.

“Recomputed Actuarial Method” means a method of accounting pursuant to which each payment of Monthly P&I due on a Rule of 78’s Contract will be deemed to consist of interest equal to the product of 1/12 of the Recomputed Yield for such Contract and the Principal

Balance of the Contract as of the preceding Due Date for such Contract and of principal to the extent of the remainder of such scheduled installment of Monthly P&I, which will cause the Outstanding Principal Balance as of the related Cut-Off Date to be amortized in full at the Recomputed Yield.

“Recomputed Yield” for any Rule of 78’s Contract means the per annum rate determined as of the related Cut-Off Date, such that the net present value of the remaining scheduled payments due on such Contract, discounted at such rate from the Due Date for each such scheduled payment to the Due Date for such Contract immediately preceding the related Cut-Off Date, will equal the Outstanding Principal Balance.

“Record Date” means, with respect to a Class of Notes and any Distribution Date, the Business Day immediately preceding such Distribution Date or, if Definitive Notes are issued, the last day of the immediately preceding calendar month.

“Registrar of Titles” means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

“Regular Principal Distributable Amount” means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Collection Period: (i) collections received on Contracts (other than Liquidated Contracts and Purchased Contracts) allocable to principal as determined by the Servicer, including full and partial principal prepayments (other than partial prepayments on Precomputed Contracts representing amounts not due in such Collection Period which will be deposited into the Payahead Account in accordance with this Agreement), (ii) the Principal Balance (immediately prior to the reduction thereof to zero as provided in the definition of “Liquidated Contract”) of all Contracts (other than Purchased Contracts) that became Liquidated Contracts during the related Collection Period, (iii) the Principal Balance of all Contracts that became Purchased Contracts as of the immediately preceding Record Date and (iv) the aggregate amount of Cram Down Losses incurred during the related Collection Period.

“Repayment Amount” shall have the meaning specified in the Insurance Agreement.

“Required Title Delivery Date” means, with respect to any Contract, the Extended Title Delivery Date unless the failure to repurchase such Contract on the First Title Delivery Date would materially and adversely affect the interests of the Issuer, the Noteholders or the Insurer (as determined by the Insurer in its reasonable discretion, unless the Insurer is not the Controlling Party) in such Contract, in which case the Required Title Delivery Date for such Contract shall be the First Title Delivery Date for such Contract; provided, however, that the failure to repurchase such Contract on the First Title Delivery Date shall be deemed not to have a material adverse effect on the Issuer, the Noteholders or the Insurer in such Contract and the Required Title Delivery Date for such Contract shall be the Extended Title Delivery Date if such Contract is not a Defaulted Contract as of the First Title Delivery Date for such Contract.

“Residual Distribution Account” has the meaning set forth in the Trust Agreement.

“Residual Interest” means the residual interest in the Trust, which represents the right to the amount remaining, if any, after all prior distributions have been made under this Agreement, the Indenture and the Trust Agreement on each Distribution Date and certain other rights to receive amounts hereunder and under the Trust Agreement.

“Residual Interest Instrument” shall have the meaning specified in the Trust Agreement.

“Residual Interestholder” shall have the meaning specified in the Trust Agreement.

“Responsible Officer” means (a) with respect to the Indenture Trustee, any officer of the Indenture Trustee within the Corporate Trust Office including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case with direct responsibility for the administration of this Agreement and (b) with respect to the Servicer or Seller, any officer of such Person having direct responsibility for the transactions contemplated by the Basic Documents, including the President, Treasurer or Secretary or any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule of 78’s Contract” means a Contract pursuant to which the allocation between interest and principal is calculated using the Rule of 78’s Method.

“Rule of 78’s Method” means the method of allocating principal and interest payments on a Contract whereby the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction, the denominator of which is equal to the sum of a series of numbers representing the total number of monthly payments due under the Contract and the numerator of which is the number of payments remaining before giving effect to the payment to which the fraction is being applied.

“Schedule of Contracts” means the list or lists of Funded Contracts attached as Schedule I-A and Schedule I-B to this Agreement and each list of Prefunded Contracts delivered on or prior to each Prefunding Transfer Date delivered pursuant to Section 2.10(c)(iii)(1), which Contracts are being transferred to the Trust as part of the Trust Property, together with supplemental data regarding the contracts verified by the Servicer. The Schedule of Contracts attached hereto as Schedules I-A and I-B, together with the initial deposit into the Prefunding Account, comprises the Original Pool Balance. The following information with respect to each Funded Contract is set forth on Schedule I-A and Schedule I-B in columns, and any supplement to the Schedule of Contracts for Prefunded Contracts will present the information in the same format:

Contract Number (“Account”)

Date of Origination (“Discount Date”)

Maturity Date (“Maturity”)

Monthly P&I (“Payment”)

Original Principal Balance (“Amount Financed”)

Outstanding Principal Balance (“Net Balance”)

Annual Percentage Rate (“APR”)

In addition, the information contained in the Schedule of Contracts shall also be contained on a computer disk or tape that shall be delivered by the Servicer to the Indenture Trustee not later than (i) the 5th Business Day following the Closing Date, with respect to the Funded Contracts and (ii) the 5th Business Day following the related Prefunding Transfer Date, with respect to the Prefunded Contracts.

“Scheduled Payment Amount” means (a) as of any Distribution Date, the sum of (i) the Servicing Fee for such Distribution Date (including any accrued and unpaid Servicing Fees with respect to one or more prior Collection Periods), (ii) any accrued and unpaid fees of the Indenture Trustee, the Owner Trustee and the Trust Agent for such Distribution Date, in each case to the extent such fees have not been previously paid by the Servicer or the Administrator, (iii) the Note Interest Distributable Amount for each Class of Notes for such Distribution Date, (iv) the Note Parity Deficit Amount, if any, for such Distribution Date and (v) if such Distribution Date is the Note Final Scheduled Distribution Date for a Class of Notes, the Note Principal Distributable Amount for such Class of Notes, to the extent of the outstanding principal amount of such Class of Notes immediately prior to such Distribution Date; provided, however, that, in each case, the Scheduled Payment Amount shall be determined in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to in writing by the Insurer.

“Seller” means Onyx Acceptance Financial Corporation, in its capacity as the Seller of the Contracts under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 5.02.

“Servicer” means Onyx in its capacity as the servicer of the Contracts under Section 3.01, and, in each case upon succession in accordance herewith, each Successor Servicer; provided, however, that each Successor Servicer shall succeed only to those responsibilities, duties and liabilities of the Servicer described hereunder as may be set forth in or modified by the applicable agreement pursuant to which such Person agrees to be appointed Successor Servicer.

“Servicer Default” means an event specified in Section 7.01.

“Servicer Report Date” means, with respect to any Distribution Date, the third Business Day prior to such Distribution Date.

“Servicing Fee” means, as to any Distribution Date, the fee payable to the Servicer for services rendered during the Collection Period ending immediately prior to such Distribution Date, which shall be an amount equal to the product of one-twelfth of 1% per annum multiplied by the Pool Balance (excluding amounts on deposit in the Prefunding Account) as of the end of the Collection Period preceding the related Collection Period.

“Simple Interest Contract” means a Contract as to which the portion of payments allocable to earned interest and principal thereunder is determined according to the Simple Interest Method. For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an Obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment will be made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

“Simple Interest Method” means the method for calculating interest on a Contract whereby interest due is calculated each day based on the actual principal balance of the Contract on that day.

“Spread Account” means the account established and maintained as such pursuant to Section 4.01.

“Spread Account Maximum” shall have the meaning set forth in the Insurance Agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Sub-Servicer” means Capital One Auto Finance, Inc. or any other Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as Custodian) under the Basic Documents has been delegated pursuant to Section 3.01 of this Agreement.

“Subsequent Contracts” means the Contracts designated as such in Schedule I-B attached hereto, which have an aggregate Outstanding Principal Balance of $104,749,165.15.

“Subsequent Cut-Off Date” means as of the close of business on July 15, 2005.

“Successor Servicer” shall have the meaning set forth in Section 7.02.

“Title Delivery Failure Percentage” means, as of any date of determination, a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Contracts with respect to which, as of such date, the related original Title Document have not been received by the Custodian or its agent, and the denominator of which is the aggregate Principal Balance of all Contracts as of such date.

“Title Document” means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered. For Financed Vehicles registered in certain states, the Title Document may consist of electronic evidence of ownership on the electronic lien and title systems of such states.

“Title Document Repurchase Event” means, with respect to any Contract, (a) the original Title Document has not been received by the Servicer by the Required Title Delivery Date for such Contract, (b) the failure of such items to be so received materially and adversely affects the interests of the Issuer, the Noteholders or the Insurer (as determined by the Insurer in its reasonable discretion, unless the Insurer is not the Controlling Party) in such Contract and (c) the failure to repurchase such Contract would cause the Title Delivery Failure Percentage to exceed 0.50% as of the Required Title Delivery Date for such Contract.

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

“Trust Accounts” shall have the meaning specified in Section 4.01(a).

“Trust Agent” means JPMorgan Chase Bank, N.A., not in its individual capacity but solely as the Trust Agent under the Trust Agreement and this Agreement acting on behalf of the Owner Trustee, its successors in interest, and any successor Trust Agent under such agreements.

“Trust Agent Office” means the principal office of the Trust Agent, which office at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Global Debt – Onyx Acceptance Owner Trust 2005-B; or at such other address as the Trust Agent may designate from time to time by notice to the Noteholders, the Insurer, the Servicer and the Seller.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of July 21, 2005, among the Depositor, the Owner Trustee and the Trust Agent.

“Trust Property” has the meaning set forth in Section 2.01(b) hereof.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

SECTION 1.02 USAGE OF TERMS.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

SECTION 1.03 SECTION REFERENCES.

All section references, unless otherwise indicated, shall be to Sections in this Agreement.

SECTION 1.04 CALCULATIONS.

Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months, except that interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. Collections of interest on Rule of 78’s Contracts shall be calculated as if such Contracts were actuarial contracts the scheduled principal balances of which are the Principal Balances thereof, and collections of interest on Simple Interest Contracts and Actuarial Contracts will be calculated in accordance with the terms thereof.

SECTION 1.05 ACCOUNTING TERMS.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

ARTICLE II

CONVEYANCE OF CONTRACTS;

REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 2.01 CONVEYANCE OF CONTRACTS.

(a) In consideration of the Issuer’s delivery of authenticated Notes, in an aggregate amount equal to $900,000,000, to or upon the order of the Seller, effective upon the Closing Date, the Seller hereby sells, grants, transfers, conveys and assigns to the Issuer, without recourse (except as expressly provided in Section 2.03 hereof), all of the right, title and interest of the Seller in, to and under:

(i) the Funded Contracts listed in the Schedule of Contracts;

(ii) all monies received under the Funded Contracts on or after the related Cut-Off Date;

(iii) all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Funded Contract relates received on or after the related Cut-Off Date;

(iv) the Contract Documents and Contract Files relating to the Funded Contracts (except the Contract Documents and Contract Files for Funded Contracts which have been the subject of a Full Prepayment received on or after the related Cut-Off Date but no later than two Business Days prior to the Closing

Date, in lieu of which the Seller shall have deposited in or credited to the Collection Account on or prior to the Closing Date an amount equal to such Full Prepayment);

(v) the Trust Accounts and all amounts, financial assets and investment property held therein or credited thereto, including, if applicable, all Eligible Investments credited thereto (but excluding (A) the Payahead Account and all amounts, financial assets and investment property held therein or credited thereto, including all Eligible Investments credited thereto and (B) investment income credited to the Collection Account);

(vi) the right of the Seller, as purchaser under the Purchase Agreement, to cause Onyx as seller thereunder to repurchase Funded Contracts listed in the Schedule of Contracts under certain circumstances (such right may be enforced by the Issuer or the Indenture Trustee at the direction of the Insurer);

(vii) any and all security interests of the Seller in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual Obligors under each related Funded Contract; and

(viii) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

(b) Subject to the conditions set forth in Section 2.10, in consideration of the Issuer’s delivery of authenticated Notes, in an aggregate amount equal to $900,000,000, to or upon the order of the Seller, effective upon the Closing Date, the Seller hereby sells, grants, transfers, conveys and assigns to the Issuer, without recourse (except as expressly provided in Section 2.03 hereof) effective upon delivery to the Issuer on the related Prefunding Transfer Date against payment therefor from the Prefunding Account in accordance with Section 4.06(b), all of the right, title and interest of the Seller in, to and under:

(i) all Prefunded Contracts listed on the Schedule of Contracts for such Contracts;

(ii) all monies received under the Prefunded Contracts on or after the related Prefunding Cut-Off Date;

(iii) all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Prefunded Contract relates received on or after the related Prefunding Cut-Off Date;

(iv) the Contract Documents and Contract Files relating to the Prefunded Contracts;

(v) the right of the Seller, as purchaser under the Purchase Agreement, to cause Onyx as seller thereunder to repurchase Prefunded Contracts listed on the Schedule of Contracts under certain circumstances;

(vi) any and all security interests of the Seller in the related Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering such Financed Vehicles or the individual Obligors under each related Prefunded Contract; and

(vii) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

The foregoing items of property listed in Sections 2.01(a) and (b) are collectively referred to as the “Trust Property”. In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders.

It is the intention of the Seller and the Issuer that the assignment and transfer herein contemplated constitute (and shall be construed and treated for all purposes as) a true and complete sale of the Trust Property (other than the Spread Account and the Policy), conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Issuer. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, as a true and complete sale), the Seller hereby grants to the Issuer, for the benefit of the Noteholders and the Insurer, a first priority security interest in all of the Seller’s right, title and interest in the Trust Property whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

(c) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Trust Property from the Seller, including all right, title and interest of the Seller in and to the Trust Property, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery and in exchange therefor, the Issuer has pledged to the Indenture Trustee, for the benefit of the Indenture Secured Parties, the Trust Property and the Indenture Trustee, pursuant to the written instructions of the Issuer, has executed and caused to be authenticated and delivered the Notes to the Seller or its designee, upon the order of the Issuer.

(d) In connection with the sale of the Contracts pursuant to the Purchase Agreement, Onyx has filed or will cause to be filed within 10 days after the Closing Date with the office of the Secretary of State of the State of Delaware a UCC-1 financing statement naming Onyx as debtor, naming the Seller as secured party and including the Contracts in the description of the collateral. In connection with the sale of the Contracts pursuant to this Agreement, the Seller has filed or will cause to be filed within 10 days after the Closing Date with the Secretary of State of the State of Delaware a UCC-1 financing statement naming the Seller as debtor, naming the Issuer as secured party, naming the Indenture Trustee, on behalf of the Noteholders, as assignee, and including the Contracts in the description of the collateral. In connection with the pledge of the Contracts pursuant to the Indenture, the Trust has filed or will cause to be filed within 10 days after the Closing Date with the offices of the Secretary of State of the State of Delaware UCC-1 financing statements naming the Trust as debtor and the Indenture Trustee, on behalf of the Noteholders and the Insurer, as secured party. The grant of a security interest to the Indenture Trustee and the rights of the Indenture Trustee in the Contracts and other Collateral shall be governed by the Indenture.

The Seller shall have caused UCC-3 amendments to have been filed with the office of Secretary of State of the State of Delaware with respect to any outstanding security interests in the Contracts.

(e) From time to time, the Servicer shall cause to be taken such actions as are necessary to continue the perfection of the respective interests of the Trust and the Indenture Trustee in the Contracts and to continue the first priority security interest of the Indenture Trustee in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Closing Date which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.

(f) If any change in the name, identity or corporate structure of the Seller or Onyx or the relocation of the state of organization of either of them would make any financing or continuation statement or notice of lien filed under this Agreement or the other Basic Documents misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Trust, the Indenture Trustee, the Noteholders and the Insurer in the Contracts, the related Financed Vehicles and the proceeds thereof.

(g) During the term of this Agreement, the Seller and Onyx shall each continue to be an organization organized under the laws of one of the states of the United States.

(h) The Servicer shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Indenture Trustee’s right, title and interest in and to the Contracts and in connection with maintaining the first priority security interest (subject to the security interest of the Insurer pursuant to the Insurance Agreement) in the Financed Vehicles and the proceeds thereof.

SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND ONYX.

The Seller makes the representations and warranties in clause (a) below and Onyx makes the representations in clause (b) below on which (i) the Issuer is deemed to have relied in acquiring the Contracts and (ii) the Insurer is deemed to have relied in issuing the Policy; provided such representations and warranties speak as of dates specified below, but shall survive the sale, transfer and assignment of the Contracts to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) As to the Seller as of the Closing Date and each Prefunding Transfer Date, the Seller represents and warrants as follows:

(i) The Seller is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to originate or acquire and own the Contracts.

(ii) The Seller is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(iii) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

(iv) This Agreement constitutes (A) a valid sale, transfer, and assignment of the Contracts, enforceable against creditors of and purchasers from the Seller and (B) a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of the properties of the Seller pursuant to the terms of any such indenture, agreement, or other instrument (other than pursuant to the Basic Documents to which the Seller is a party); nor violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

(vi) To the Seller’s best knowledge after due inquiry, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, any other Basic Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Notes, or (D) naming the Seller which might adversely affect the federal income tax attributes of the Notes.

(vii) The Seller is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended.

(b) As to each Funded Contract and Prefunded Contract (except as noted below as being applicable only to either Precomputed Contracts or Simple Interest Contracts) as of the related Cut-Off Date (or such other date as may be specifically set forth below), Onyx, in its individual capacity, represents and warrants as follows:

(i) The information pertaining to such Contract set forth in the related Schedule of Contracts was true and correct in all material respects.

(ii) As of the Closing Date or Prefunding Transfer Date, as applicable, such Contract was secured by a valid enforceable first priority security interest in favor of Onyx in the related Financed Vehicle, and such security interest has been duly perfected (or all necessary actions with respect to the Contract have been taken or will be taken to duly perfect such security interest) and is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for unpaid taxes or unpaid storage or repair charges which may arise after the Closing Date in accordance with the UCC); such security interest is assignable, had been assigned by Onyx to the Seller pursuant to the Purchase Agreement, and, as of the Closing Date or the Prefunding Transfer Date, has been assigned by the Seller to the Issuer pursuant to Section 2.01(a) or 2.01(b) hereof.

(iii) As of the Closing Date or Prefunding Transfer Date, as applicable, the Seller had good and marketable title to and was the sole owner of each such Contract to be transferred to the Issuer pursuant to Section 2.01 free of Liens (except any Lien which will be released prior to assignment of such Contract hereunder) and, upon transfer of such Contract to the Issuer pursuant to Section 2.01, the Issuer will have good and marketable title to such Contract free of all Liens.

(iv) As of the related Cut-Off Date, such Contract was not delinquent more than 30 days.

(v) As of the related Cut-Off Date, there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor(s) to pay the unpaid principal or interest due under such Contract; and Onyx has no knowledge that any such right of rescission, offset, defense or counterclaim has been asserted or threatened.

(vi) Such Contract, and the transfer of such Contract to the Issuer hereunder, complied, at the time of transfer, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Contract. Such Contract was acquired from a Dealer without any fraud or misrepresentation on the part of Seller or Onyx.

(vii) Such Contract is the legal, valid and binding payment obligation of the related Obligor(s) thereunder and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) as such Contract may be modified by the application after the applicable Cut-Off Date of the Servicemembers Civil Relief Act to the extent applicable to the related Obligor. The terms of such Contract have not been waived, amended or modified in any respect other than as evidenced in the Contract File relating thereto. No Obligor on such Contract is a federal, state or local government entity.

(viii) Such Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the practical realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

(ix) Onyx (a) has no knowledge of any default, breach, violation or event permitting acceleration existing under such Contract (except payment delinquencies of not more than 30 days), (b) has no knowledge of any continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration existing under such Contract, and (c) has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies of not more than 30 days.

(x) As of the related Cut-Off Date, (a) such Contract will require that the related Obligor(s) obtain and maintain in effect for the related Financed Vehicle a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the related Obligor(s) under such Contract, (ii) naming Onyx as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and (b) the Servicer shall have put in place a vendor’s single interest insurance policy providing coverage upon repossession of the related Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract.

(xi) Such Contract was acquired by Onyx from a Dealer with which it ordinarily does business and no adverse selection procedures materially adverse to the Noteholders or the Insurer have been utilized in selecting such Contract from all other similar contracts purchased or originated by Onyx or any subsidiary which met the selection criteria contained in this Section 2.02(b).

(xii) Payments under such Contract have been applied in accordance with the Rule of 78’s Method, the Actuarial Method or the Simple Interest Method, as provided in the applicable Contract, and are due monthly in substantially equal amounts through its Maturity Date sufficient to fully amortize the principal balance of such Contract by its Maturity Date; provided, that the amount of the first or last payment may be different from such amount.

(xiii) There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC).

(xiv) As of the applicable Cut-Off Date, such Contract was not noted in the Servicer’s records as dischargeable debt under a bankruptcy proceeding and, as of the applicable Cut-Off Date, such Contract has not been reduced or discharged in any bankruptcy proceeding.

(xv) Such Contract had an original maturity of not more than 72 months and as of the related Cut-Off Date, such Contract has a remaining maturity of 72 months or less.

(xvi) As of the related Cut-Off Date, such Contract has a remaining principal balance of at least $500.

(xvii) As of the related Cut-Off Date, such Contract is secured by a Financed Vehicle.

(xviii) Each Contract constitutes either “electronic chattel paper,” “tangible chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

(c) None of the foregoing representations and warranties shall be construed as, and the Seller and Onyx are specifically not making, any representations and warranties regarding the collectibility of the Contracts or the future performance of the Contracts.

(d) The Seller has not prepared any financial statement which accounts for the transfer of the Trust Property (other than the Policy and the Spread Account) hereunder to the Issuer in any manner other than as a sale of the Trust Property (other than the Policy and the Spread Account ) by it to the Issuer, and the Seller has not in any other non-income tax respect (including, but not limited to, for accounting purposes) accounted for or treated the transfer of the Trust Property (other than the Policy and the Spread Account) hereunder in any manner other than as a sale and absolute assignment to the Issuer of the Seller’s full right, title and ownership interest in the Trust Property (other than the Policy and the Spread Account) to the Issuer.

SECTION 2.03 REPURCHASE OF CERTAIN CONTRACTS.

(a) The representations and warranties of Onyx set forth in Section 2.02(b) with respect to each Contract shall survive delivery of the Contract Documents and shall continue until the termination of this Agreement. Upon discovery by Onyx, the Servicer, the Insurer or a Responsible Officer of the Owner Trustee, the Indenture Trustee or the Trust Agent that any of such representations and warranties was incorrect or that any of such conditions was unsatisfied as of the time made or that any of the Contract Documents relating to any such Contract has not been properly executed by the Obligor or contains a material defect or has not been received by the Custodian, such Person making such discovery shall give prompt notice to the other such Persons; provided, however, that delivery of the Distribution Date Statement shall be deemed to constitute prompt notice by Onyx, in its individual capacity, and the Servicer. If any such defect, incorrectness or omission materially and adversely affects the interest of the Noteholders, the Indenture Trustee, the Issuer or the Insurer, Onyx shall cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty was incorrect as of the time made; provided that if Onyx is unable to do so by the last day of the Collection Period that includes the 60th day (or, if Onyx elects, an earlier date) after the date that Onyx, in its individual capacity, or Servicer becomes aware of or receives written notice from the Insurer or the Indenture Trustee of such defect, incorrectness or omission, it shall repurchase such Contract on the Distribution Date following the end of such Collection Period from the Issuer at the Purchase Amount. Upon any such repurchase, the Issuer shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in Onyx any Contract purchased hereunder. The sole remedy of the Issuer, the Insurer, the Indenture Trustee, the Noteholders or any other Person with respect to a breach of Onyx’s representations and warranties pursuant to Section 2.02 shall be to require Onyx to repurchase the related Contracts pursuant to this Section 2.03(a); provided, however, that Onyx shall indemnify the Owner Trustee, the Trust Agent, the Indenture Trustee, the Insurer, the Issuer and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

(b) Upon the occurrence of a Title Document Repurchase Event with respect to any Contract, Onyx shall purchase such Contract from the Issuer on the Distribution Date following the end of the Collection Period during which such Title Document Repurchase Event occurs. Any such purchase by Onyx shall be at a price equal to the Purchase Amount. In consideration for such repurchase, Onyx shall make (or shall cause to be made) a payment to the Issuer equal to the Purchase Amount by depositing such amount into the Collection Account prior to noon, New York City time on such Distribution Date. Upon payment of such Purchase Amount by Onyx, the Indenture Trustee, on behalf of the Indenture Secured Parties, and the Issuer shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by Onyx to evidence such release, transfer or assignment or more effectively vest in Onyx or its designee all of the Issuer’s and Indenture Trustee’s rights in any Contract and related property repurchased pursuant to this Section 2.03(b). The sole remedy of the Issuer, the Insurer, the Indenture Trustee, the Noteholders or any other Person with respect to a Title Document Repurchase Event shall be to require Onyx to repurchase the related Contracts pursuant to this Section 2.03(b).

SECTION 2.04 CUSTODY OF CONTRACT FILES.

(a) Duties of Custodian. The Custodian shall:

(i) maintain continuous custody of the Contract Documents in accordance with its customary standards for such custody. Such Contract Documents shall not be segregated to show the Issuer as owner thereof and the Indenture Trustee as the pledgee thereof;

(ii) with respect to the Contract Documents, (A) act exclusively as the Custodian for the benefit of the Indenture Trustee and (B) hold all Contract Documents for the exclusive use (notwithstanding Sections 2.04(a)(iii) and 2.04(a)(iv) below) and for the benefit of the Indenture Trustee;

(iii) in the event that the Servicer is not the Custodian, to the extent the Servicer directs the Custodian in writing, deliver certain specified Contract Documents to the Servicer to enable the Servicer to service the Contracts pursuant to this Agreement. At such time as the Servicer returns such Contract Documents to the Custodian, the Servicer shall provide written notice of such return to the Custodian. The Custodian shall acknowledge receipt of the returned materials by signing the Servicer’s notice and shall promptly send copies of such acknowledgment or receipt to the Servicer; and

(iv) upon reasonable prior written notice, permit the Servicer, the Indenture Trustee and the Insurer during normal business hours to examine the Contract Documents in the possession, or under the control, of the Custodian.

(b) Appointment of Custodian. As of the Closing Date, the Servicer is hereby appointed as the Custodian of the Contract Documents and the Servicer hereby accepts such appointment.

For so long as the Servicer is the Custodian of the Contract Documents, the Servicer need not maintain the Contract Documents held by it in a file area physically separate from the other installment sales contracts or loans owned or serviced by it or any of its Affiliates.

SECTION 2.05 DUTIES OF SERVICER RELATING TO THE CONTRACTS.

(a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Contract Files and any Contract Documents held by it in accordance with this Agreement on behalf of the Issuer, the Indenture Trustee and the Insurer for the use and benefit of all present and future Noteholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Contract File as shall enable the Issuer to comply with this Agreement. In performing its duties as servicer, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the files relating to all comparable automobile contracts that the Servicer owns or services for itself or others.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Contract File and Contract Document at the address of the Servicer set forth in Section 9.04, or at such other location as shall be specified to the Issuer, the Indenture Trustee and the Insurer by 30 days’ prior written notice.

(c) Electronic Marking of Contracts; Possession. The Servicer shall cause the electronic record of the Contracts maintained by it to be clearly marked to indicate that the Contracts have been sold to the Issuer.

SECTION 2.06 INSTRUCTIONS; AUTHORITY TO ACT.

With respect to any servicing and administrative matter not otherwise addressed in this Agreement, the Servicer shall be deemed to have received proper instructions (a copy of which shall be furnished to the Issuer and the Insurer) with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

SECTION 2.07 INDEMNIFICATION.

Subject to Section 7.02, the Servicer shall indemnify the Issuer, the Owner Trustee, the Trust Agent, the Indenture Trustee, the Insurer, the Custodian and the Noteholders for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever (including the reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee, the Trust Agent, the Indenture Trustee, the Insurer, the Custodian or the Noteholders as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer of the Contract Files, or the failure of the Servicer to perform its duties and service the Contracts in compliance with the terms of this Agreement; provided, however, that the Servicer shall not be liable to the Owner Trustee, the Trust Agent, the Indenture Trustee, the Custodian or the Insurer for any

portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, the Trust Agent, the Indenture Trustee, the Custodian or the Insurer, respectively. The Servicer shall also indemnify and hold harmless the Issuer, the Trust Property, the Noteholders, the Custodian, the Indenture Trustee, the Trust Agent, the Owner Trustee and the Insurer against any taxes that may be asserted at any time against any of them with respect to the Contracts, including any sales, gross receipts, general corporation, personal property, privilege or license taxes (but exclusive of federal or other income taxes arising out of payments on the Contracts) and the costs and expenses in defending against such taxes. The Servicer shall (i) immediately notify the Issuer, the Indenture Trustee and the Trust Agent if a claim is made by a third party with respect to the Contracts, (ii) assume, with the consent of the Issuer, the Indenture Trustee and the Insurer, the defense of any such claim, (iii) pay all reasonable expenses in connection therewith, including counsel fees, and (iv) promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Issuer, the Owner Trustee, the Trust Agent, the Indenture Trustee, the Insurer, the Custodian or the Noteholders with respect to such Contracts.

SECTION 2.08 PERFECTION REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties on which the Issuer, the Indenture Trustee, the Insurer and the Noteholders may rely; provided such representations and warranties speak as of the execution and delivery of this Sale and Servicing Agreement, but shall survive the Grant of the Collateral to the Indenture Trustee pursuant to the Indenture:

(a) This Sale and Servicing Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Contracts in favor of the Issuer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Seller.

(b) Onyx has taken or will take all steps necessary to perfect the Onyx’s security interest against the Obligors in the property securing the Contracts.

(c) The Contracts constitute “tangible chattel paper”, “electronic chattel paper”, “accounts”, “instruments” or “general intangibles” within the meaning of the applicable UCC.

(d) The Seller owns and has good and marketable title to the Contracts free and clear of any lien, claim or encumbrance of any Person.

(e) The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Contracts to the Seller hereunder.

(f) Other than the security interest granted to the Issuer, the Seller has not granted a security interest in, or otherwise conveyed any of the Contracts. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Contracts other than any financing statement (i) relating to the security interest granted to the Issuer hereunder or (ii) that has been terminated. The Seller is not aware of any material judgments or material tax filings against the Seller.

(g) The Issuer has authorized Onyx, in its capacity as Custodian under this Agreement, to maintain possession of all original copies of the Contracts and the Contracts do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Seller in favor of the Issuer in connection herewith describing the Contracts contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

The Issuer hereby acknowledges and agrees that it shall not waive any of the foregoing representations or warranties.

SECTION 2.09 NONPETITION COVENANT.

(a) Neither the Seller nor the Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) The Servicer shall not, nor cause the Seller to, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 2.10 REQUIREMENTS FOR TRANSFER OF PREFUNDED CONTRACTS.

(a) The sale and assignment of Prefunded Contracts and other property and rights related thereto described in Section 2.01(b) shall be subject to the requirements of this Section.

(b) During the Funding Period, the Issuer shall, on the Prefunding Transfer Dates, (i) acquire Prefunded Contracts and related property from the Seller pursuant to Section 2.01(b) (and the Seller shall acquire such Prefunded Contracts and related property from Onyx pursuant to the Purchase Agreement) and (ii) grant all of the Issuer’s right, title and interest in, to and under such Prefunded Contracts and related property to the Indenture Trustee for the benefit of the Indenture Secured Parties. Such Prefunded Contracts and related property shall be acquired at the option of the Issuer upon instruction from the Servicer; provided that such Prefunded Contracts and related property may not be acquired through the Prefunding Account without the consent of the Insurer; provided, however, that the giving or withholding of such consent shall be based solely on the characteristics of the Prefunded Contracts in relation to the Funded Contracts.

(c) The following procedures shall be followed on the Prefunding Transfer Date:

(i) Onyx will package and forward or cause to be packaged and forwarded to the Servicer (in the event that Onyx is not the Servicer) the Contract File with respect to each Prefunded Contract.

(ii) At least three (3) days prior to the Prefunding Transfer Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Servicer and the Insurer a Notice of Prefunding Transfer Date (substantially in the form of Exhibit B hereto) (“Notice of Prefunding Transfer Date”); and

(iii) On or prior to the Prefunding Transfer Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Servicer and the Insurer the following:

(1) the Schedule of Contracts delivered by the Seller for such Prefunding Transfer; and

(2) a joint Officer’s Certificate of Onyx, the Seller and the Issuer (substantially in the form of Exhibit C hereto).

Upon satisfaction of the above requirements as evidenced by the receipt by the Indenture Trustee of the joint Officer’s Certificate described in Section 2.10(c)(iii)(2), the Indenture Trustee shall withdraw and apply funds from the Prefunding Account in accordance with Section 4.06(b).

ARTICLE III

ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 3.01 DUTIES OF SERVICER.

The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Contracts set forth herein. The Servicer shall manage, service, administer, and make collections on the Contracts. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with its Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee, the Issuer and the Insurer with respect to distributions. The Servicer shall have, subject to the terms hereof, full power and authority, acting alone, and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Servicer is authorized and empowered by the Indenture Trustee and the Issuer to execute and deliver, on behalf of itself, the Issuer, the Insurer, the Noteholders, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or to the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Contract or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Contract, an Obligor or a Financed Vehicle. If the Servicer commences a legal proceeding to enforce a Contract, the Issuer will thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Contract, including bringing suit in its name or the name of the Indenture Trustee. The Issuer shall furnish the Servicer any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as Custodian) under the Basic Documents to Capital One Auto Finance, Inc. or any other Affiliate of the Servicer or (b) specific duties (including, without limitation, its duties as Custodian) to sub-contractors who are in the business of performing such duties; provided, however, that the Servicer shall remain at all times personally liable for the acts (and failures to act) of such Affiliates and sub-contractors. In addition, notwithstanding any provision in any Basic Document to the contrary, the Servicer may, at any time without notice or consent, transfer and assign any or all of its duties (including, without limitation, its duties as Custodian) under the Basic Documents to COAF, in which case COAF shall be the successor to the Servicer in all respects under the Basic Documents; provided, however, that such transfer and assignment shall not be effective unless Capital One Financial Corporation enters into a guaranty of the obligations of COAF, as Servicer and Custodian, containing substantially the same terms as the Limited Guaranty.

On the Closing Date, the Servicer shall deposit in the Collection Account (i) all installments of Monthly P&I due on or after the Initial Cut-Off Date and received by the Servicer at least two Business Days prior to the Closing Date; (ii) the proceeds of each Full Prepayment of any Contract and all partial prepayments on Simple Interest Contracts received by the Servicer on or after the Initial Cut-Off Date and at least two Business Days prior to the Closing Date; and (iii) all Net Liquidation Proceeds and Net Insurance Proceeds received with respect to a Financed Vehicle to which an Initial Contract relates received on or after the Initial Cut-Off Date and at least two Business Days prior to the Closing Date.

On each Prefunding Transfer Date, the Servicer shall deposit in the Collection Account (i) all installments of Monthly P&I due on or after the related Prefunding Cut-Off Date and received by the Servicer at least two Business Days prior to such Prefunding Transfer Date; (ii) the proceeds of each Full Prepayment of any Prefunded Contract and all partial prepayments on

Simple Interest Contracts received by the Servicer on or after the related Prefunding Cut-Off Date and at least two Business Days prior to such Prefunding Transfer Date; and (iii) all Net Liquidation Proceeds and Net Insurance Proceeds received with respect to a Financed Vehicle to which a Prefunded Contract being transferred on such date relates, received on or after the related Prefunding Cut-Off Date and at least two Business Days prior to such Prefunding Transfer Date.

Subject to Section 4.02(a) respecting deposits in the Payahead Account, the Servicer shall deposit in or credit to the Collection Account within two Business Days of receipt all collections of Monthly P&I due on or after the related Cut-Off Date received by it on the Contracts together with the proceeds of all Full Prepayments on all Contracts and all partial prepayments on Simple Interest Contracts, and any accompanying interest. The Servicer shall likewise deposit in the Collection Account within two Business Days of receipt all Net Liquidation Proceeds and Net Insurance Proceeds. As of the last day of each Collection Period, all amounts received in each Collection Period shall be applied by the Servicer with respect to each Contract, first, to the Servicer as additional servicing compensation any amounts due for late fees, extension fees or similar charges, second to the payment of Monthly P&I, and third, in the case of partial prepayments on Precomputed Contracts, to the Payahead Account. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood that collections in the nature of late payment charges, extension fees, non-sufficient funds charges or any other similar charges or fees may, but need not, be deposited in the Collection Account and may be retained by the Servicer as additional servicing compensation. Notwithstanding the foregoing, if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to make deposits into the Payahead Account or Collection Account under this paragraph with respect to any Collection Period until noon, New York City time, on the Business Day prior to the following Distribution Date.

In order to facilitate the servicing of the Contracts by the Servicer, the Servicer shall retain, subject to and only to the extent permitted by the provisions of this Agreement, all collections on the Contracts prior to the time they are remitted or credited, in accordance with such provisions, to the Collection Account or the Payahead Account, as the case may be. The Servicer acknowledges that the unremitted collections on the Contracts are part of the Trust Property and the Servicer agrees to act as custodian and bailee of the Indenture Trustee, the Issuer and the Insurer in holding such monies and collections. The Servicer agrees, for the benefit of the Indenture Trustee, the Issuer, the Noteholders and the Insurer, to act as such custodian and bailee, and to hold and deal with such monies and such collections, as custodian and bailee for the Indenture Trustee, the Issuer and the Insurer, in accordance with the provisions of this Agreement.

All deposits made by the Servicer in any Trust Account shall be made in immediately available funds.

The Servicer shall be responsible for the payment of the fees of the Indenture Trustee, the Owner Trustee and the Trust Agent; provided that any such fees not paid as of a Distribution Date shall be paid as provided in Section 4.03, clause (i).

SECTION 3.02 COLLECTION OF CONTRACT PAYMENTS.

The Servicer shall use reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due in accordance with its Customary Servicing Practices. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charges in connection with delinquent payments on a Contract or prepayment charges and (ii) grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Contract in accordance with its Customary Servicing Practices but in no event beyond the Class A-4 Final Scheduled Distribution Date. The Servicer shall not extend the Maturity Date of a Contract except as provided in clause (ii) of the preceding sentence.

SECTION 3.03 REALIZATION UPON CONTRACTS.

The Servicer shall use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which no satisfactory arrangements can be made for collection of delinquent payments, which may include selling the Financed Vehicle. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for prudent holders of retail installment sales contracts and as shall be in compliance with all applicable laws, and, in connection with the repossession of any Financed Vehicle or any Contract in default, may commence and prosecute any proceedings in respect of such Contract in its own name or, if the Servicer deems it necessary, in the name of the Issuer or the Indenture Trustee or on behalf of the Issuer or the Indenture Trustee. The Servicer’s obligations under this Section are subject to the provision that, in the case of damage to a Financed Vehicle from an uninsured cause, the Servicer shall not be required to expend its own funds in repairing such motor vehicle unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the related Contract, after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as expenses recoverable under an applicable insurance policy or under an insurance reserve established by the Servicer. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Defaulted Contract; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. All Net Liquidation Proceeds and Net Insurance Proceeds shall be deposited directly in or credited to the Collection Account (without deposit in any intervening account) to the extent required by Section 4.02. The Servicer is authorized as it deems necessary or advisable, consistent with its Customary Servicing Practices, to make reasonable efforts to realize upon any recourse to any Dealer.

SECTION 3.04 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES.

The Servicer shall, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle. The Issuer and the Indenture Trustee each hereby authorize the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Issuer and the subsequent pledge thereof by the Issuer to the Indenture Trustee is insufficient, without a notation on the related Financed Vehicle’s certificate of title (or, if applicable, the electronic title record), or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Issuer a perfected security interest in the related Financed Vehicle and to pledge such perfected security interest to the Indenture Trustee, Onyx hereby agrees that the identification of Onyx as the secured party on the certificate of title (or, if applicable, the electronic title record) is deemed to be in its capacity as agent of the Indenture Trustee and further agrees to hold such certificate of title (or, if applicable, the electronic title record) as the Indenture Trustee’s agent and custodian; provided that neither the Servicer nor Onyx shall make, nor shall the Issuer, the Insurer or Noteholders have the right to require that the Servicer or Onyx make, any such notation on the related Financed Vehicles’ certificate of title (or, if applicable, the electronic title record) or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

SECTION 3.05 COVENANTS, REPRESENTATIONS AND WARRANTIES OF SERVICER.

The Servicer hereby makes the following covenants, representations and warranties on which (i) the Issuer is deemed to have relied in acquiring the Contracts and (ii) the Insurer is deemed to have relied in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date or the related Prefunding Transfer Date, as applicable, but shall survive the sale, transfer and assignment of the Contracts to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) The Servicer covenants as to the Contracts:

(i) The Servicer shall not release the Financed Vehicle securing each such Contract from the security interest granted by such Contract in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

(ii) The Servicer shall not materially impair the rights of the Noteholders or the Insurer in the Contracts except as otherwise expressly provided in the Basic Documents.

(iii) The Servicer shall not increase the number of payments under a Contract, nor increase the amount financed under a Contract, nor extend or forgive payments on a Contract, except as provided in Section 3.02.

(iv) The Servicer may consent to the sale or transfer by an Obligor of any Financed Vehicle if the original Obligor under the related Contract remains liable under such Contract and the transferee assumes all of the Obligor’s obligations thereunder and upon doing so the credit profile with respect to such

Obligor will not be changed from adequate to speculative by virtue of the addition of the transferee’s obligation thereunder.

(v) The Servicer shall not (i) reduce the APR with respect to any Contract other than (A) as required by applicable law or (B) in connection with a Cram Down Loss relating to such Contract or (ii) reduce the Principal Balance with respect to any Contract other than (A) as required by applicable law, (B) in connection with a settlement in the event the Contract becomes a Defaulted Contract or (C) in connection with a Cram Down Loss relating to such Contract.

(b) The Servicer represents and warrants as of the Closing Date and the Prefunding Transfer Date:

(i) The Servicer (1) has been duly organized, is validly existing and in good standing as a corporation organized and existing under the laws of the State of Delaware, (2) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (3) has, in all material respects, full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

(ii) The execution and delivery by the Servicer of this Agreement are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the Certificate of Incorporation or Bylaws of the Servicer, or any of the provisions of any material indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such material indenture, mortgage, contract or other instrument.

(iii) The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Basic Documents or affect the enforceability or collectibility of the Contracts. No approval or authorization by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Servicer of any Basic Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely basis and (iii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Contracts or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Basic Documents.

(iv) This Agreement has been duly executed and delivered by the Servicer and, assuming the due authorization, execution and delivery hereof by the Issuer, the Trust Agent and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors’ rights generally).

(v) There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any governmental authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Basic Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Basic Documents, or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

SECTION 3.06 PURCHASE OF CONTRACTS UPON BREACH BY SERVICER.

The Servicer or the Issuer shall inform the other party and the Indenture Trustee and the Insurer promptly, in writing, upon the discovery of any breach of the covenants, representations and warranties set forth in Section 3.05 or of the covenants set forth in Sections 3.02, 3.03 or 3.04; provided, however, that delivery of the Distribution Date Statement shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach. Unless the breach shall have been cured prior to the end of the Collection Period that includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer becomes aware or is notified of any such breach, the Servicer shall purchase any Contract materially and adversely affected by such breach from the Issuer. Any such purchase by the Servicer shall be at a price equal to the Purchase Amount. As consideration for the Contract, the Servicer shall make (or cause to be made) a payment equal to the Payment Amount to the Issuer prior to noon, New York City time, on the Distribution Date following the end of such Collection Period in the manner specified in Section 4.02(a). The sole remedy of the Issuer, the Insurer, the Indenture Trustee, the Noteholders or any other Person with respect to a breach of Section 3.02, 3.03, 3.04 or 3.05 shall be to require the Servicer to purchase Contracts pursuant to this Section 3.06; provided, however, that the Servicer shall indemnify the Owner Trustee, the Trust Agent, the Indenture Trustee, the Insurer, the Issuer, the Custodian and the Noteholders against all costs, expenses, losses damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

Any Successor Servicer appointed pursuant to Section 7.02 shall not be obligated to purchase Contracts pursuant to this Section 3.06 with respect to any breaches by any prior Servicer.

SECTION 3.07 SERVICING COMPENSATION.

As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section, the Servicer shall be entitled to receive on each Distribution Date the Servicing Fee in respect of each Contract that was Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date; provided, however, that with respect to the first Distribution Date the Servicer will be entitled to receive the Servicing Fee in respect of each Outstanding Initial Contract as of the Initial Cut-Off Date. As servicing compensation in addition to the Servicing Fee, the Servicer shall be entitled (i) to retain all late payment charges, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Contract, (ii) to receive, in respect of each Rule of 78’s Contract that is prepaid in full prior to its Maturity Date, the amount by which the outstanding principal balance of such Contract (determined in accordance with the Rule of 78’s Method) exceeds the Principal Balance of such Contract at the time of such prepayment and (iii) to receive all investment earnings on funds credited to the Collection Account and the Payahead Account; provided, however, that the Servicer agrees that each amount payable to it pursuant to clause (ii) of this Section shall be deposited in the Spread Account and applied in accordance with the Insurance Agreement. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses except to the extent provided in Section 3.03.

SECTION 3.08 REPORTING BY THE SERVICER.

(a) No later than 3:00 p.m. New York City time on each Servicer Report Date, the Servicer shall deliver (by telex, facsimile, electronic transmission, first class mail, overnight courier or personal delivery) to the Issuer, the Trust Agent, the Indenture Trustee and the Insurer a statement (the “Distribution Date Statement”) setting forth with respect to the next succeeding Distribution Date:

(i) the Note Interest Distributable Amount for such Distribution Date;

(ii) the Note Principal Distributable Amount, the Note Targeted Principal Distributable Amount, if any, and the Note Parity Deficit Amount, if any, for such Distribution Date;

(iii) the Note Distributable Amount for such Distribution Date;

(iv) the Premium payable to the Insurer;

(v) the amount to be on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date;

(vi) the amount of the withdrawal, if any, required to be made from the Spread Account by the Indenture Trustee pursuant to Section 4.04(b);

(vii) the aggregate Servicing Fee with respect to the Contracts for the related Collection Period;

(viii) the amount of fees paid to the Owner Trustee, the Indenture Trustee and Trust Agent with respect to the related Collection Period;

(ix) the amount of any Note Interest Carryover Shortfall on such Distribution Date and the change in such amount from the immediately preceding Distribution Date;

(x) the number of, and aggregate amount of, monthly principal and interest payments due on the Contracts which are delinquent as of the end of the related Collection Period presented on a 30-day, 60-day and 90-day basis;

(xi) the Net Collections and the Insured Payment, if any, for such Distribution Date;

(xii) the aggregate amount of Liquidation Proceeds received for Defaulted Contracts;

(xiii) the net credit losses and Cram Down Losses for the Collection Period;

(xiv) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed;

(xv) the number and net outstanding balance of Contracts that have been repurchased pursuant to Section 2.03 or purchased pursuant to Section 3.06;

(xvi) the Pool Balance and the Note Pool Factor for each Class of Notes as of such Distribution Date after giving effect to the distributions made on such Distribution Date;

(xvii) for each Distribution Date occurring during and immediately following the end of the Funding Period, the amount on deposit in each of the Prefunding Account on such Distribution Date, before and after giving effect to withdrawals therefrom to be made in respect of such Distribution Date;

(xviii) for the Mandatory Partial Redemption Date, the Mandatory Partial Redemption Amount, if any; and

(xix) a limited cash reconciliation of the Collection Account.

Each such Distribution Date Statement shall be accompanied by an Officers’ Certificate of the Servicer, which Officers’ Certificate shall state that the computations reflected in such statement were made in conformity with the requirements of this Agreement.

(b) [RESERVED].

SECTION 3.09 ANNUAL STATEMENT AS TO COMPLIANCE.

(a) The Servicer shall deliver to the Issuer, the Trust Agent, the Indenture Trustee and the Insurer, on or before March 31, 2006 and on or before March 31 of each fiscal year thereafter, an Officers’ Certificate of the Servicer stating that (i) a review of the activities of the Servicer during the preceding fiscal year and of its performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has performed in all material respects its obligations under this Agreement throughout such year and that no material default under this Agreement has occurred and is continuing, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Insurer and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days after having obtained such knowledge, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 3.10 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT’S REPORT.

(a) The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to its Affiliates, to deliver to the Rating Agencies, the Issuer, and the Insurer on or before March 31 of each year, beginning March 31, 2006, a report addressed to the board of directors of the Servicer, to the effect that such firm has examined the Officer’s Certificate delivered by the Servicer pursuant to Section 3.09(a) and that: (a) such examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer’s compliance with those requirements and performing such other procedures as such accountants considered necessary in the circumstances and (b) except as described in such report, the Servicer’s annual statement of compliance for such year delivered pursuant to Section 3.09(a) is fairly stated in all material respects. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable motor vehicle receivables.

(b) The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to its Affiliates, to deliver to the Rating Agencies and the Insurer upon receipt of covenants and representations from such Persons as such firm of independent certified public accountants may require, and as soon as practicable, but in any event within 120 days after the end of each fiscal year, an annual review of the Servicer’s procedures and operations in form and substance reasonably satisfactory to the Insurer, prepared by such firm of independent certified public accountants, dated as of March 31 of each year beginning March 31, 2006 and substantially stating to the effect that (i) such accountants have examined the accounts and records of the Servicer relating to the Trust Property (which records shall be described in one or more schedules to such statement), (ii) such firm has compared the information contained in certain Distribution Date Statements delivered in the relevant period with information contained in the accounts and records of other relevant source documents for such period, and (iii) on the basis of the procedures performed, whether the information examined and contained in such Distribution Date Statements delivered for the relevant period reconciles and agrees with the information contained in such accounts and records or other relevant source documents except for such exceptions as such firm of independent certified public accountants believe to be immaterial and such other exceptions as shall be set forth in such statement.

(c) The Servicer, however, shall not be obligated to deliver any report described in clauses (a) or (b) above to any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports. The Servicer acknowledges that any costs, expenses or liabilities of the Indenture Trustee incurred in connection with the execution of any documents required by the firm of independent certified public accountants shall be covered by the indemnity provisions contained in Section 6.07 of the Indenture.

SECTION 3.11 REPORTS TO NOTEHOLDERS AND THE RATING AGENCIES.

(a) The Indenture Trustee at its own expense shall provide each Noteholder access to a copy of each Distribution Date Statement described in Section 3.08(a) concurrently with the access provided to the statement described in Section 4.05 below.

(b) The Indenture Trustee shall provide to any Noteholder who so requests in writing (addressed to the Corporate Trust Office of the Indenture Trustee) a copy of the annual audit statement described in Section 3.09, or the annual audit report described in Section 3.10(a). The Indenture Trustee may require the Noteholder to pay a reasonable sum to cover the cost of the Indenture Trustee’s complying with such request.

(c) The Indenture Trustee shall forward to the Rating Agencies and the Insurer, or make available on its website, the statement to Noteholders described in Section 4.05 and any other reports it may receive pursuant to this Agreement to (i) Standard & Poor’s Ratings Services, Asset-Backed Surveillance Group, 55 Water Street, New York, New York 10041, (ii) Moody’s Investors Service, Inc., ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007, (iii) Fitch, Inc., One State Street Plaza, 32nd Floor, New York, New York 10004 and (iv) the address of the Insurer at the address set forth in the Insurance Agreement.

SECTION 3.12 ACCESS TO LIST OF NOTEHOLDERS’ NAMES AND ADDRESSES.

The Indenture Trustee shall furnish or cause to be furnished to the Servicer, the Insurer and the Seller, within 15 days after receipt by the Indenture Trustee of a written request therefor from the Servicer, the Insurer or the Seller, a list, in such form as the Servicer, the Insurer or the Seller may reasonably require, of the names and addresses of the Noteholders as of the most recent Record Date. If three or more Noteholders, or one or more Noteholders evidencing not less than 25% of the aggregate outstanding principal balance of the Notes (hereinafter referred to as “Applicants”), apply in writing to the Indenture Trustee, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights hereunder or under the Notes and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Indenture Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Noteholders. Each Noteholder, by receiving and holding a Note, agrees with the Servicer, the Seller and the Indenture Trustee that none of the Servicer, the Seller or the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to its name and address hereunder, regardless of the source from which such information was derived.

SECTION 3.13 1934 ACT FILINGS. The Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Securities and Exchange Act of 1934, as amended, and the rules thereunder.

ARTICLE IV

DISTRIBUTIONS; SPREAD ACCOUNT;

STATEMENTS TO NOTEHOLDERS

SECTION 4.01 ESTABLISHMENT OF TRUST ACCOUNTS.

(a) Prior to the Closing Date, the Servicer shall open, at a depository institution (which may be the same depository institution which is acting in the capacity as Indenture Trustee), the following accounts:

(i) an account denominated “Collection Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee” (the “Collection Account”);

(ii) an account denominated “Payahead Account - OT 2005-B, JPMorgan Chase Bank, N.A., as agent” (the “Payahead Account”);

(iii) an account denominated “Spread Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee” (the “Spread Account”);

(iv) an account denominated “Note Distribution Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee” (the “Note Distribution Account”); and

(v) an account denominated “Prefunding Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee” (the “Prefunding Account”).

In addition, the Indenture Trustee shall establish a trust account to be maintained in the Corporate Trust Office of the Indenture Trustee denominated “Payment Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee” (the “Payment Account” and, together with the accounts described in clauses (i) through (v) above, the “Trust Accounts”). The Trust Accounts shall be Eligible Accounts (subject to the requirement that the Payment Account must be maintained as provided in the immediately preceding sentence) and relate solely to the Notes and to the Contracts and, if applicable, the related Eligible Investments. The location and account numbers of the Trust Accounts as of the Closing Date are set forth on Schedule II. The Servicer shall give the Issuer, the Owner Trustee, the Trust Agent, the Indenture Trustee and the Insurer at least five Business Days’ written notice of any change in the location of any Trust Account and any related account identification information. All amounts, financial assets and investment property held in, deposited in or credited to, from time to time, the Trust Accounts (other than the Payahead Account and investment income credited to the Collection Account) shall be part of the Trust Property and all amounts, financial assets and investment property held in, deposited in or credited to, from time to time, the Collection Account, the Spread Account and the Prefunding Account shall be invested by the Indenture Trustee in Eligible Investments pursuant to Section 4.01(c).

(b) If as of the last day of a Collection Period a payment in an amount less than the scheduled payment of Monthly P&I has been made for a Precomputed Contract with respect to which amounts have been deposited in or credited to the Payahead Account in a preceding Collection Period in accordance with Sections 3.01 and 4.02(a), the Servicer shall withdraw from the Payahead Account and deposit into the Collection Account by the fifth Business Day preceding the Distribution Date immediately succeeding such Collection Period the amount equal to the difference between such scheduled payment of Monthly P&I and such actual payment, to the extent available from amounts deposited in or credited to the Payahead Account with respect to such Contract. Amounts on deposit in the Payahead Account shall be invested by the depository institution maintaining the Payahead Account upon the written direction of the Servicer in Eligible Investments which mature not later than the fifth Business Day prior to the Distribution Date to which such amounts relate, and any earnings on such Eligible Investments shall be payable to the Servicer monthly. The Payahead Account and all amounts on deposit therein or credited thereto shall not be considered part of the Trust Property.

All funds in the Collection Account, the Spread Account and the Prefunding Account shall be invested by the Indenture Trustee (if the Indenture Trustee maintains the applicable account), or on behalf of the Indenture Trustee by the depository institution maintaining such account, in Eligible Investments only upon the written direction from the Servicer or the Insurer, as described below. Subject to the limitations set forth herein, the Servicer may direct the depository institution maintaining the Collection Account, the Spread Account and the Prefunding Account in writing (with a copy of such direction to the Indenture Trustee, if the Indenture Trustee is not the applicable depository institution) to invest funds in the Collection Account, the Spread Account and the Prefunding Account in Eligible Investments; provided that

(i) in the absence of such directions from the Servicer, the Insurer may so direct, and (ii) at any time during the continuance of a Servicer Default, only the Insurer, or for so long as an Insurer Default shall have occurred and be continuing, only the Issuer, may give such investment directions. All such investments shall be in the name of the Indenture Trustee for the benefit of the Noteholders. All income or other gain from investment of monies deposited in or credited to the Collection Account shall be paid by the depository institution maintaining the Collection Account to the Servicer monthly. All income or other gain from investment of monies deposited in or credited to the Spread Account and the Prefunding Account shall be deposited in or credited to such account immediately upon receipt, and any loss resulting from such investment shall be charged to such account. The maximum permissible maturities of any investments of funds in the Collection Account and the Spread Account on any date shall not be later than the Servicer Report Date immediately preceding the Distribution Date next succeeding the date of such investment; provided, however, that if such Eligible Investment is an obligation of the institution that maintains such account or a fund for which such institution or affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or subcustodian, then such Eligible Investment shall mature not later than the Business Day immediately prior to such Distribution Date. The maximum permissible maturity of any investments of funds in the Prefunding Account on any date shall not be later than the next Business Day. No investment in Eligible Investments may be sold prior to its maturity. The funds on deposit in the Payment Account and the Note Distribution Account shall remain uninvested.

(c) In the absence of written direction as provided above, all funds held in the Spread Account, the Collection Account and the Prefunding Account shall remain uninvested. In addition, if the applicable depository institution receives what it perceives to be conflicting directions regarding the investment of funds in the Collection Account, the Spread Account or the Prefunding Account, the directions of the Insurer shall control unless an Insurer Default shall have occurred and be continuing, in which case the directions of the Servicer shall control unless a Servicer Default shall have occurred and be continuing, in which case the directions of the Issuer shall control. In addition, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the foregoing Trust Accounts held by or on behalf of the Indenture Trustee resulting from any investment loss on any Eligible Investments.

SECTION 4.02 COLLECTIONS; TRANSFERS TO PAYAHEAD ACCOUNT; REALIZATION UPON POLICY; NET DEPOSITS; TRANSFERS TO PAYMENT ACCOUNT.

(a) Subject to the last sentence of this Section 4.02(a), the Servicer shall remit or credit all payments on a daily basis, within two Business Days of receipt, by or on behalf of Obligors on the Contracts, and all Net Liquidation Proceeds and Net Insurance Proceeds and other monies as required to the Collection Account; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until noon, New York City time, on the Business Day prior to the following Distribution Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) Onyx or one of its Affiliates is the Servicer, (ii) no Servicer Default has occurred and is continuing and (iii) Capital One Financial Corporation has a short-term debt rating of at least “Prime-1” from Moody’s and “A-1” from Standard & Poor’s. Prior to the Servicer Report Date, amounts with respect to Precomputed Contracts which are otherwise required to be deposited in or credited to the Collection Account pursuant to the immediately preceding sentence shall instead be deposited in or credited to the Payahead Account to the extent that such amounts are installments of Monthly P&I which are due in a Collection Period relating to a Distribution Date subsequent to the Distribution Date immediately succeeding the date of receipt. The Servicer or Onyx, in its individual capacity, as the case may be, each shall remit or credit to the Collection Account each Purchase Amount to be remitted by it with respect to Purchased Contracts on the date and time specified in (i) Section 2.03, in the case of Onyx, in its individual capacity and (ii) Section 3.06, in the case of the Servicer.

(b) On the Servicer Report Date, the Servicer shall determine the Insured Payment, if any, which exists with respect to the related Distribution Date and submit a Distribution Date Statement pursuant to Section 3.08.

(c) The Indenture Trustee shall, no later than 12:00 p.m., New York City time, on the third Business Day prior to each Distribution Date (based solely on the information contained in the Distribution Date Statement, delivered on the applicable Servicer Report Date), make a claim under the Policy for the Insured Payment, if any, for such Distribution Date by delivering to the Fiscal Agent, with a copy to the Insurer, the Trust Agent and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a “Deficiency Notice”) specifying the Insured Payment, if any, for such Distribution Date, separately identifying the amount of the Insured Payment payable in respect of each Class of Notes. Each Deficiency Notice shall direct the Insurer to remit such Insured Payment to the Indenture Trustee for deposit in the Payment Account. In making any such claim, the Indenture Trustee shall comply with all the terms and conditions of the Policy. Upon receipt of the Insured Payment, the Indenture Trustee shall apply the portion thereof, if any, representing the Deficiency Amount with respect to a Distribution Date as provided in Section 4.03. Any amounts received by the Indenture Trustee under the Policy that represent Preference Amounts shall be paid, in accordance with the Policy, to the applicable Noteholder(s).

(d) So long as Onyx is the Servicer, the Servicer may make deposits in or credits to the Collection Account net of amounts to be paid to the Servicer under this Agreement. Notwithstanding the foregoing, the Servicer shall maintain the records and accounts for such deposits and credits on a gross basis.

(e) On the Business Day immediately preceding each Distribution Date, based solely on the Distribution Date Statement, the Servicer shall cause funds equal to the amount of Net Collections available with respect to such Distribution Date on deposit in the Collection Account to be withdrawn from the Collection Account and deposited into the Payment Account to be distributed pursuant to Section 4.03.

SECTION 4.03 DISTRIBUTIONS.

On each Distribution Date prior to the acceleration of the Notes after the occurrence of an Event of Default, based solely on the Distribution Date Statement, the Indenture Trustee will apply the Net Collections available from the Payment Account, along with any amounts deposited into the Payment Account from the Prefunding Account, with respect to such Distribution Date to make the following deposits and distributions in the following amounts and order of priority:

(i) to the Indenture Trustee, the Owner Trustee and the Trust Agent, pro rata, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) of the Indenture Trustee, the Owner Trustee and the Trust Agent, in each case to the extent such fees have not been previously paid by the Servicer or the Administrator; provided, however, that amounts payable to the Indenture Trustee, the Owner Trustee and the Trust Agent pursuant to this clause (i) and clause second of Section 5.06(a) of the Indenture shall be limited to $150,000 per annum in the aggregate;

(ii) to the Servicer, from amounts remaining after giving effect to the distributions described in clause (i) above, the Servicing Fee, including any accrued and unpaid Servicing Fees with respect to one or more prior Collection Periods;

(iii) to the Note Distribution Account, from amounts remaining after giving effect to the distributions described in clauses (i) and (ii) above, the Note Interest Distributable Amount to be paid pro rata to the Holders of the Class A Notes at their respective Interest Rates;

(iv) if such Distribution Date is a Note Final Scheduled Distribution Date for any Class of Notes, to the Note Distribution Account, from amounts remaining after giving effect to the distributions described in clauses (i) through (iii) above, the Note Principal Distributable Amount to the extent of the remaining principal amount of such Class of Notes, to be paid to the Holders of such Class of Notes;

(v) if such Distribution Date is the Mandatory Partial Redemption Date, to the Note Distribution Account, from amounts remaining after giving effect to the distributions described in clauses (i) through (iv) above, the Mandatory Partial Redemption Amount, to be distributed to the Holders of the Class A-1 Notes if such amount is less than or equal to $50,000, and to be distributed to the Holders of all Notes, pro rata based on the then outstanding principal balance of the Notes, if such amount exceeds $50,000;

(vi) to the Insurer, from amounts remaining after giving effect to the distributions described in clauses (i) through (v) above, the Premium owing to the Insurer;

(vii) to the Note Distribution Account, from amounts remaining after giving effect to the distributions described in clauses (i) through (vi) above, (a) the remaining Note Principal Distributable Amount (after giving effect to the payment, if any, described in clause (iv) above) and (b) the Note Parity Deficit Amount, if any, to be paid to the Holders of each Class of Notes then entitled to payments of principal;

(viii) to the Note Distribution Account, solely from Net Collections plus amounts transferred from the Prefunding Account representing earnings from investments therein remaining after giving effect to the distributions described in clauses (i) through (vii) above, the Note Targeted Principal Distributable Amount, if any, to be paid to the Holders of each Class of Notes then entitled to payments of principal;

(ix) to the Insurer, from amounts remaining after giving effect to the distributions described in clauses (i) through (viii) above, any amounts owing to the Insurer under the Insurance Agreement;

(x) to the Spread Account, from amounts remaining after giving effect to the distributions described in clauses (i) through (ix) above, the amount, if any, required to increase the amount therein to the Spread Account Maximum for such Distribution Date;

(xi) to the Indenture Trustee, the Owner Trustee and the Trust Agent, pro rata, from amounts remaining after giving effect to the distributions described in clauses (i) through (x) above, any accrued and unpaid fees and reasonable expenses of the Indenture Trustee, the Owner Trustee or the Trust Agent, to the extent not previously paid; and

(xii) to the Spread Account, any remaining amounts after giving effect to the distributions described in clauses (i) through (xi) above.

Any amounts deposited in the Payment Account pursuant to 4.04(b) with respect to a Distribution Date and any amounts received by the Indenture Trustee as a result of a claim under the Policy that represent the Deficiency Amount with respect to such Distribution Date shall be applied by the Indenture Trustee solely to make the deposits and distributions referred to in clauses (iii), (iv) and (vii)(b) above, in that order of priority, but only to the extent that the Net Collections (plus amounts transferred to the Payment Account from the Prefunding Account representing earnings from investments therein) with respect to such Distribution Date, after application as provided above, were insufficient to make such deposit or distribution. In addition, if the Insurer pays any amounts to the Indenture Trustee with respect to a Distribution Date in connection with the Insurer’s election to pay, as provided in the Policy, all or a portion of any shortfalls in the amount of Net Collections (plus amounts transferred to the Payment Account from the Prefunding Account, representing earnings from investments therein with respect to such Distribution Date available to distribute the amounts referred to in clause (vi) above, the Indenture Trustee shall distribute the amounts so received from the Insurer as provided in such clause.

SECTION 4.04 SPREAD ACCOUNT.

(a) The Spread Account will be held for the benefit of the Noteholders and the Insurer. On the Closing Date, the Seller shall deposit into the Spread Account an amount equal to the Initial Cash Deposit from the proceeds of the sale of the Notes.

(b) On each Distribution Date, based solely on the Distribution Date Statement, the Indenture Trustee shall withdraw funds from the Spread Account, to the extent funds are on deposit therein, equal to the amount by which the sum of the amounts set forth in Section 4.03, clauses (i) though (iv) and (vii)(b) with respect to such Distribution Date exceeds the amount of Net Collections (plus amounts transferred to the Payment Account from the Prefunding Account, representing earnings from investments therein) available with respect to such Distribution Date. The Indenture Trustee shall deposit any such funds withdrawn from the Spread Account into the Payment Account to be distributed pursuant to Section 4.03. Funds shall also be withdrawn from the Spread Account by the Indenture Trustee, as directed by the Insurer to reimburse the Insurer for draws with respect to any Preference Amount. If the amount of cash on deposit in the Spread Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date other than withdrawals relating to distributions to be made pursuant to this sentence) exceeds the “Spread Account Maximum” set forth in the Insurance Agreement, the Indenture Trustee shall, based solely on the Distribution Date Statement, distribute any excess as follows:

first, to the Insurer, to the extent of any amounts owing to the Insurer pursuant to the Insurance Agreement;

second, to the Note Distribution Account for distribution to the Noteholders in accordance with clause (vii)(a) of Section 4.03, any unpaid portion of the Note Principal Distributable Amount for that Distribution Date; and

third, to holders of the Residual Interests pursuant to the Trust Agreement.

Upon any such distributions to the Insurer or the holders of the Residual Interests, the Noteholders will have no further rights in, or claims to, such amounts.

(c) Amounts held in the Spread Account shall be invested in the manner specified in Section 4.01(c), and such investments shall be made in accordance with written instructions from the Servicer; provided that, if the Indenture Trustee does not receive any such written instructions prior to any date on which an investment decision must be made, the funds held in the Spread Account will remain uninvested. All such investments shall be made in the name of the Indenture Trustee or its nominee and such investments shall not be sold or disposed of prior to their maturity.

(d) On the date that the Trust is terminated pursuant to Section 9.01 of the Trust Agreement, any amounts on deposit in the Spread Account, after payments of amounts due to Noteholders or the Insurer pursuant to the Insurance Agreement shall be paid by the Indenture Trustee to the holders of the Residual Interests, pro rata in proportion to the percentage portion of the Residual Interest of each such holder of the Residual Interests.

SECTION 4.05 STATEMENTS TO NOTEHOLDERS.

(a) On each Distribution Date, the Indenture Trustee shall make available on its website at www.jpmorgan.com/sfr to each Noteholder of record as of the related Record Date, and to each other party to this Agreement, a statement, prepared by the Servicer, based solely on the information in the Distribution Date Statement furnished pursuant to Section 3.08, setting forth for such Distribution Date the following information as of the related Record Date or such Distribution Date, as the case may be:

(i) the amount of such distribution allocable to principal (stated separately for each Class of Notes), separately identifying the aggregate amount included therein of any (i) Full Prepayments of principal on Precomputed Contracts and (ii) Full Prepayments and partial prepayments of principal on Simple Interest Contracts;

(ii) the amount of such distribution allocable to interest (stated separately for each Class of Notes);

(iii) the Note Distributable Amount, the Note Parity Deficit Amount, if any, and the Note Targeted Principal Distributable Amount, if any, for such Distribution Date;

(iv) the Premium payable to the Insurer;

(v) the amount to be on deposit in the Spread Account on such Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date;

(vi) the amount of the withdrawal, if any, required to be made from the Spread Account by the Indenture Trustee, specifying as to whether such amount is to be (A) deposited into the Payment Account, (B) paid to the Insurer or (C) deposited into the Note Distribution Account for distribution to the holders of the Residual Interests pursuant to Section 4.04;

(vii) the aggregate Servicing Fee with respect to the Contracts for the related Collection Period;

(viii) the amount of fees paid to the Owner Trustee, the Trust Agent and the Indenture Trustee, with respect to the related Collection Period;

(ix) the amount of any Note Interest Carryover Shortfall on such Distribution Date and the change in such amount from the immediately preceding Distribution Date;

(x) the number of, and aggregate amount of, monthly principal and interest payments due on the Contracts which are delinquent as of the end of the related Collection Period presented on a 30-day, 60-day and 90-day basis;

(xi) the Net Collections and the Insured Payment, if any, for such Distribution Date;

(xii) the aggregate amount of Liquidation Proceeds received for Defaulted Contracts;

(xiii) the net credit losses and Cram Down Losses for the Collection Period;

(xiv) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed;

(xv) the number and net outstanding balance of Contracts that have been repurchased pursuant to Section 2.03 or purchased pursuant to Section 3.06;

(xvi) the Pool Balance and the Note Pool Factor for each Class of Notes as of such Distribution Date after giving effect to the distributions made on such Distribution Date;

(xvii) on each Distribution Date occurring during and immediately following the end of the Funding Period, the amount on deposit in each of the Prefunding Account on such Distribution Date, before and after giving effect to withdrawals therefrom to be made in respect of such Distribution Date;

(xviii) on each Distribution Date occurring during and immediately following the end of the Funding Period, the amounts of investment earnings and other amounts transferred from the Prefunding Account to the Payment Account; and

(xix) on the Distribution Date immediately following the end of the Funding Period, the Mandatory Partial Redemption Amount.

Each amount set forth pursuant to subclauses (i) or (ii) above shall be expressed as a dollar amount per $1,000.00 of original principal amount of a Note. Assistance in using the website can be obtained by calling the Indenture Trustee at 1-877-722-1095. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling 1-877-722-1095. The Indenture Trustee shall have the right to change the way the statements to Noteholders are distributed in order to make such distribution more convenient, and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding such changes.

(b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall prepare and furnish to the Issuer, the Indenture Trustee and each Paying Agent, and the Paying Agent for the Notes and the Paying

Agent for the Residual Interest Instruments shall furnish to each Person who on any Record Date during such calendar year shall have been a Holder of a Note or a Residual Interest Instrument, respectively, a statement or statements containing the sum of the amounts set forth in clauses (i) and (ii) above for such calendar year and such other information as is reasonably necessary for the preparation of such Person’s federal income tax return in respect of the Notes or Residual Interest Instruments or, in the event such Person shall have been a Holder of a Note or a Residual Interest Instrument during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder’s or Residual Interestholder’s preparation of federal income tax returns.

SECTION 4.06 PREFUNDING ACCOUNT.

(a) Pursuant to Section 4.01, the Servicer shall establish the Prefunding Account in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer.

(b) On the Closing Date, the Seller shall deposit into the Prefunding Account an amount equal to the Prefunded Amount from the proceeds of the sale of the Notes. Provided the Indenture Trustee has received the items described in Section 2.10(c) as evidenced by the Indenture Trustee’s receipt of the Officer’s Certificate described in Section 2.10(c)(iii)(2) with respect to a Prefunding Transfer Date, the Indenture Trustee shall withdraw from the Prefunding Account an amount equal to the Outstanding Principal Balance of the related Prefunded Contracts (as indicated in the Schedule of Contracts referred to in Section 2.10(c)(iii)(1) and determined as of the related Prefunding Cut-Off Date) that have been delivered to the Custodian, on behalf of the Indenture Trustee, and wire such amount by federal funds to or at the direction of the Seller by 1:00 p.m. California time on such Prefunding Transfer Date.

(c) If any amount remains on deposit in the Prefunding Account on the last day of the Funding Period, such amount shall be invested at the written instruction of the Servicer in a single Eligible Investment which matures on the Business Day preceding the Mandatory Partial Redemption Date; provided, that in the event no such Eligible Investment is available, such amount shall not be invested but shall be held in the Prefunding Account uninvested.

(d) On the Business Day preceding the Mandatory Partial Redemption Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw the Mandatory Partial Redemption Amount from the Prefunding Account and deposit such amount in the Payment Account on such Business Day.

(e) On the Business Day immediately preceding each Distribution Date following a Collection Period during which amounts are on deposit in the Prefunding Account, the Indenture Trustee shall withdraw the earnings on all investments in the Prefunding Account and deposit such amount in the Payment Account on such Business Day.

ARTICLE V

THE SELLER

SECTION 5.01 LIABILITY OF SELLER.

The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

SECTION 5.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER; CERTAIN LIMITATIONS.

Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller is a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Capital One Financial Corporation, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Seller enters into any of the foregoing transactions and is not the surviving entity, (x) the Seller shall deliver to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Seller will deliver to the Indenture Trustee and the Insurer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Contracts, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. The Seller will provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.02 to the Rating Agencies and the Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) of this Section 5.02 will be conditions to the consummation of any of the transactions referred to in clauses (i), (ii) or (iii) of this Section 5.02 in which the Seller is not the surviving entity.

SECTION 5.03 LIMITATION ON LIABILITY OF SELLER AND OTHERS.

The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 5.04 SELLER NOT TO RESIGN.

Subject to the provisions of Section 5.02, the Seller shall not resign from the obligations and duties hereby imposed on it as Seller under this Agreement.

SECTION 5.05 SELLER MAY OWN NOTES AND RESIDUAL INTEREST INSTRUMENTS.

The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes or Residual Interest Instruments with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Residual Interest Instruments so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all Classes of the Notes or Residual Interest Instruments, as the case may be.

SECTION 5.06 SARBANES-OXLEY ACT REQUIREMENTS. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act of 2002, as amended, the Seller shall prepare and execute any such document or certification and is authorized to file such document or certification on behalf of the Issuer.

ARTICLE VI

THE SERVICER

SECTION 6.01 LIABILITY OF SERVICER; INDEMNITIES.

Subject to Section 7.02, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a) The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Insurer, the Residual Interestholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Contracts to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Contracts, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same. For the avoidance of doubt, the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligor and for which reimbursement would constitute recourse for uncollectible Contracts.

(c) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Insurer, the Residual Interestholders and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the repurchase of the affected Contracts is specified as the sole remedy pursuant to Section 2.03, or Section 3.06 (except to the extent described in Section 2.03 and Section 3.06).

(d) The Servicer will indemnify Wilmington Trust Company in its individual capacity and as trustee and its successors, assigns, directors, officers, employees and agents from and against, any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against Wilmington Trust Company in its individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Property, the administration of the Trust Property or the action or inaction of Wilmington Trust Company under the Trust Agreement; provided, however, that the Servicer shall not be liable for or required to indemnify Wilmington Trust Company from and against any of the foregoing expenses arising or resulting from (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any representation or warranty contained in Section 7.03 of the Trust Agreement expressly made by Wilmington Trust Company in its individual capacity, (iii) liabilities arising from the failure of Wilmington Trust Company to perform obligations expressly undertaken by it in Section 7.01 of the Trust Agreement or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. To the extent not paid by the Servicer, such indemnification shall be paid in accordance with Section 4.03 of this Agreement or Section 5.06 of the Indenture.

The Servicer will compensate the Indenture Trustee and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.07 of the Indenture, except to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder.

(e) Indemnification under this Section 6.01 by Onyx (or any successor thereto pursuant to Section 7.02) as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.01 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

SECTION 6.02 CORPORATE EXISTENCE; STATUS AS SERVICER; MERGER.

(a) The Servicer shall keep in full effect its existence, rights and franchises as a corporation incorporated under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents and this Agreement.

(b) Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer is a party, (iii) succeeding to the business of the Servicer, or (iv) any company or other business entity of which Capital One Financial Corporation owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Servicer enters into any of the foregoing transactions and is not the surviving entity, (x) the Servicer shall deliver to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation, or succession and such agreement of assumption comply with this Section 6.02(b) and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer will deliver to the Indenture Trustee and the Insurer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Contracts, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests. The Servicer will provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.02(b) to the Rating Agencies and the Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) of this Section 6.02(b) will be conditions to the consummation of any of the transactions referred to in clauses (i), (ii), or (iii) of this Section 6.02(b) in which the Servicer is not the surviving entity.

SECTION 6.03 SERVICER NOT TO RESIGN; ASSIGNMENT.

(a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an Opinion of Counsel, satisfactory to the Issuer, the Insurer and the Indenture Trustee, to such effect. No such resignation shall become effective unless and until (i) the Indenture Trustee assumes all of the Servicer’s obligations under this Agreement or (ii) a Successor Servicer appointed pursuant to Section 7.02 is willing to service the Contracts and enters into a servicing agreement with the Issuer, the Indenture Trustee and the Insurer in form and substance substantially similar to this Agreement and satisfactory to the Issuer, the Indenture Trustee and the Insurer, and each Rating Agency confirms that the selection of such new servicer will not result in the qualification, reduction or withdrawal of its then-current rating of each Class of Notes assigned by such Rating Agency. No such resignation by the Servicer shall affect the obligation of the Servicer to repurchase Contracts pursuant to Section 3.06.

(b) Except as provided in Sections 6.03(a), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 8.01 or the Trust shall have been terminated as provided by the terms of the Trust Agreement, and shall survive the exercise by the Issuer, the Indenture Trustee or the Insurer of any right or remedy under this Agreement, or the enforcement by the Issuer, the Indenture Trustee or any Noteholder, or the Insurer of any provision of the Notes, the Insurance Agreement or this Agreement.

(c) The resignation of the Servicer in accordance with this Section shall not affect the rights of the Seller hereunder. If the Servicer resigns pursuant to this Section, its appointment as Custodian may be terminated pursuant to Section 2.08.

SECTION 6.04 LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders under this Agreement and the other Basic Documents.

ARTICLE VII

DEFAULT

SECTION 7.01 EVENTS OF DEFAULT.

If any one of the following events (each, a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Insurer;

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its material covenants or agreements in the Basic Documents, which failure materially and adversely affects the rights of the Issuer, the Insurer or the Noteholders, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the Controlling Party consents to such longer cure period) after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Insurer; provided, however, that no Servicer Default will result from the breach by the Servicer of any covenant for which the repurchase of the affected Contract is specified as the sole remedy pursuant to Section 2.03 or Section 3.06 so long as such required repurchase takes place when and as required in Section 2.03 or Section 3.06, as applicable (after giving effect to any applicable grace periods);

(c) the Servicer suffers a Bankruptcy Event;

(d) any representation or warranty of the Servicer made in any Basic Document to which the Servicer is a party or by which it is bound or any certificate delivered by the Servicer pursuant to this Agreement proves to have been incorrect when made, which failure materially and adversely affects the rights of the Issuer, the Insurer or the Noteholders, and which failure continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the Controlling Party consents to such longer cure period) after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Insurer (it being understood that any repurchase of a Contract by Onyx pursuant to Section 2.03 of the this Agreement or by the Servicer pursuant to Section 3.06 of this Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Contract);

(e) a Trigger Event (as defined in the Insurance Agreement) has occurred and is continuing;

then and in each and every case, so long as such Servicer Default shall not have been remedied, the Indenture Trustee shall, at the direction of the Controlling Party, by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator, the Noteholders, the Insurer and each Rating Agency, terminate all the rights and obligations of the Servicer under this Agreement. Upon such termination, termination of the Servicer as custodian, if the Servicer is acting as such, can be made pursuant to Section 2.08. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Contracts or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee and the Issuer are hereby authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contracts and related documents, or otherwise. The Servicer shall cooperate with the Indenture Trustee and the Issuer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Indenture Trustee for administration by it of all cash amounts that (i) shall at the time be held by the Servicer for deposit in, or shall have been deposited by the Servicer in, the Collection Account or Payahead Account or (ii) shall thereafter be received by it with respect to any Contract.

SECTION 7.02 APPOINTMENT OF SUCCESSOR.

Except as otherwise provided in this Section 7.02, upon the termination or resignation of the Servicer, the Insurer shall appoint a successor servicer (the “Successor Servicer”), which Successor Servicer shall succeed to substantially all of the responsibilities, duties and liabilities of the Servicer. Upon its appointment as Successor Servicer, any Successor Servicer appointed pursuant to the provisions of this Section 7.02 shall be entitled to that portion of the Servicing Fee payable to the Servicer and such other compensation (whether payable out of the Collection Account or otherwise) as the Servicer would be entitled to under this Agreement or any other agreement pursuant to which any such other Person agrees to act as Successor Servicer hereunder; provided, that the Rating Agency Condition shall be satisfied regarding such compensation.

If upon the termination or resignation of the Servicer a Successor Servicer has not been appointed at the time when the Servicer ceases to act as Servicer in accordance with Section 7.01, or any other Person designated Successor Servicer in accordance herewith fails or is legally unable to perform the duties of the Successor Servicer following its appointment as Successor Servicer, then the Insurer may appoint or, if the Insurer is not entitled to appoint a Successor Servicer by operation of Section 9.08 of this Agreement, the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive retail installment sales contracts, as the Successor Servicer hereunder. Until such time as the Person so appointed becomes obligated to begin acting as Successor Servicer, the then current Servicer will continue to perform all servicing functions hereunder or, if the then current Servicer was terminated or is legally unable to continue acting in such capacity, the Indenture Trustee shall act as Successor Servicer. The Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

SECTION 7.03 NOTIFICATION TO NOTEHOLDERS AND RESIDUAL INTERESTHOLDERS.

Upon any termination of, or appointment of a Successor Servicer pursuant to this Article, the Trust Agent shall give prompt written notice thereof to Residual Interestholders at their respective addresses appearing in the Certificate Register, and the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

SECTION 7.04 WAIVER OF PAST DEFAULTS.

The Controlling Party may waive any Servicer Default. Upon any such waiver, such Servicer Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Servicer Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Default or impair any right consequent thereto.

SECTION 7.05 INSURER DIRECTION OF INSOLVENCY PROCEEDINGS.

The Indenture Trustee, upon the actual knowledge of a Responsible Officer of the Indenture Trustee, shall promptly notify the Insurer of (i) the commencement of any of the events or proceedings (individually, an “Insolvency Proceeding”) described in the Section 7.01(c) hereof and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any payment of principal of, or interest on, any Notes. Any Preference Amounts paid by the Insurer shall be reimbursed to the Insurer as provided in Sections 4.03 and 4.04(b). Each Noteholder, by its purchase of Notes, the Owner Trustee, the Trust Agent and the Indenture Trustee hereby agree that, so long as no Insurer Default has occurred and is continuing, the Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety or performance bond pending any such appeal. The Insurer shall be subrogated to the rights of the Indenture Trustee, the Owner Trustee, the Trust Agent and each Noteholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

ARTICLE VIII

TERMINATION

SECTION 8.01 OPTIONAL PURCHASE OF ALL TRUST PROPERTY; SATISFACTION AND DISCHARGE OF THE INDENTURE.

(a) On each Distribution Date as of which the Pool Balance is 10% or less of the Original Pool Balance, the Servicer shall have the option to purchase the remaining Trust Property from the Trust. Notice of the exercise of such option shall be given by the Servicer to the Issuer, the Trust Agent, the Indenture Trustee and the Insurer not later than the 10th day prior to the specified Distribution Date and not earlier than the 15th day of the month prior to the month of the specified Distribution Date. To exercise such option, the Servicer shall pay to the Indenture Trustee for the benefit of the Noteholders, by deposit in the Collection Account on the Business Day immediately preceding the related Distribution Date, the greater of (i) the sum of (x) the Pool Balance on the date of repurchase plus (y) accrued and unpaid interest on the Contracts and (ii) the sum of (x) the aggregate unpaid principal amount of the Notes plus (y) accrued and unpaid interest thereon plus (z) all amounts due to the Insurer under the Insurance Agreement. Such purchase shall be deemed to have occurred on the last day of the related Collection Period.

(b) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trust Agent, the Insurer and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof. Such notice shall conform to the notice described in Section 9.01(c) of the Trust Agreement.

(c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Residual Interestholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee and, on its behalf, the Trust Agent, will succeed to the rights, responsibilities and obligations of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

SECTION 8.02 TRANSFER TO THE INSURER.

If (i) there are one or more Outstanding Contracts at the end of the Collection Period ending immediately prior to the Class A-4 Final Scheduled Distribution Date and (ii) an amount sufficient to pay the Note Distributable Amount on the Class A-4 Final Scheduled Distribution Date has been deposited with the Indenture Trustee by the Insurer for the benefit of the Noteholders, then on the Class A-4 Final Scheduled Distribution Date, the Class A-4 Notes shall be deemed to be transferred by the Class A-4 Noteholders to the Insurer or its designee as purchaser thereof at the opening of business on the Class A-4 Final Scheduled Distribution Date and the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver to the Insurer or its designee, in the name of the Insurer or its designee, as the case may be, a new Class A-4 Note evidencing the entire outstanding principal amount of the Class A-4 Notes. Such new Class A-4 Note shall have the same terms as the Class A-4 Notes deemed transferred by the Class A-4 Noteholders. No service charge shall be made for the issuance of such Class A-4 Note to the Insurer or its designee, but the Indenture Trustee or Trust Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. Such transfer shall not diminish or restrict the Insurer’s rights hereunder or under the Insurance Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 AMENDMENT.

(a) Any term or provision of this Agreement may be amended by the Seller and the Servicer, with the written consent of the Insurer (so long as the Insurer is the Controlling Party), but without the consent of the Indenture Trustee, any Noteholder, the Issuer or the Owner Trustee; provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of any Noteholder, the Indenture Trustee or the Owner Trustee; provided, further, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no Opinion of Counsel shall be required, if the Rating Agency Condition is satisfied with respect to such amendment; provided, further, that if the Insurer is not the Controlling Party, such amendment shall not materially and adversely affect the interests of the Insurer without the prior written consent of the Insurer.

(b) Any term or provision of this Agreement may be amended by the Seller and the Servicer, with the written consent of the Insurer (so long as the Insurer is the Controlling Party) but without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Seller, the Servicer or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(c) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Controlling Party, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Insurer; provided that no such amendment shall (i) reduce the interest rate or principal amount of any Note or delay any Distribution Date or the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, (ii) reduce the percentage of the aggregate outstanding principal balance of the Notes, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the aggregate outstanding principal balance of the Notes which were required to consent to such matter before giving effect to such amendment; provided, further, that if the Insurer is not the Controlling Party, no amendment pursuant to this Section 9.01(c) shall materially and adversely affect the interests of the Insurer without the prior written consent of the Insurer. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(d) Prior to the execution of any amendment to this Agreement, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(e) Prior to the execution of any amendment to this Agreement, the Seller, the Insurer, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would adversely affect the Owner Trustee’s or the Indenture Trustee’s rights, privileges, indemnities, duties or obligations under this Agreement, the Basic Documents or otherwise without the prior written consent of the Owner Trustee or the Indenture Trustee, as applicable.

SECTION 9.02 PROTECTION OF TITLE TO TRUST PROPERTY.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Insurer, and the Indenture Trustee under this Agreement in the Contracts. The Seller shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) None of the Issuer, the Seller or the Servicer shall change its name, identity, organizational structure or jurisdiction of organization in any manner that would make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above “seriously misleading” within the meaning of Sections 9-506, 9-507 or 9-508 of the UCC, unless it shall have given the Issuer, the Insurer and the Indenture Trustee at least 60 days’ prior written notice thereof and, to the extent necessary, has promptly filed amendments to previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Seller shall give the Issuer, the Insurer and the Indenture Trustee at least 60 days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Collection Account and the Payahead Account in respect of such Contract.

(e) The Servicer shall maintain or cause to be maintained its computer systems so that, from time to time after the conveyance under this Agreement of the Contracts to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Contract shall indicate clearly the interest of the Issuer in such Contract and that such Contract is owned by the Issuer and has been pledged to the Indenture Trustee.

(f) If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

SECTION 9.03 GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.04 NOTICES.

All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of

(i) the Seller, at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, CA 92610, Attention: John W. Hall, President, facsimile (949) 465-3530 and at Capital One Auto Finance, Inc., 1680 Capital One Drive, McLean, Virginia 22102, Attention: Director of Securitization, facsimile (703) 720-2121;

(ii) the Servicer, at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, CA 92610, Attention: Don P. Duffy, CFO, facsimile (949) 465-3992 and at Capital One Auto Finance, Inc., 1680 Capital One Drive, McLean, Virginia 22102, Attention: Director of Securitization, facsimile (703) 720-2121;

(iii) the Insurer, at 125 Park Avenue, New York, New York 10017, Attention: Research and Risk Management, Re: Onyx Acceptance Owner Trust 2005-B, facsimile: (212) 312-3225;

(iv) the Issuer or the Owner Trustee, at the Owner Trustee Corporate Trust Office (with, in the case of the Issuer, a copy to the Seller);

(v) the Trust Agent, at the Trust Agent Office;

(vi) the Indenture Trustee, at the Corporate Trust Office;

(vii) Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

(viii) Standard & Poor’s, to Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department;

(ix) Fitch, to Fitch, Inc., One State Street Plaza, 32nd Floor, New York, New York 10004, Attention: Asset-Backed Securities Group; and

(x) the Custodian, to Onyx Acceptance Corporation, 27051 Towne Centre Drive, Suite 100, Foothill Ranch, CA 92610, Attention: Don P. Duffy, CFO, facsimile (949) 465-3992 and at Capital One Auto Finance, Inc., 1680 Capital One Drive, McLean, Virginia 22102, Attention: Director of Securitization, facsimile (703) 720-2121.

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. Any notice required or permitted to be to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed herein shall be conclusively presumed to have been duly given, whether or not such Noteholder shall receive such notice.

SECTION 9.05 SEVERABILITY OF PROVISIONS.

If the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

SECTION 9.06 ASSIGNMENT.

Notwithstanding anything to the contrary contained herein, except as provided in Sections 3.01, 5.02 and 6.02, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under this Agreement unless such transfer or assignment (i) (A) satisfies the Rating Agency Condition and (B) the Issuer, the Indenture Trustee and the Insurer have consented to such transfer or assignment, or (ii) the Insurer, the

Issuer, the Indenture Trustee and Holders of Notes of each Class evidencing not less than 51% of the outstanding amount of Notes of such Class consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a Successor Servicer has assumed the Servicer’s rights, duties and obligations under this Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, each Rating Agency shall be provided with notice of such transfer or assignment.

SECTION 9.07 THIRD PARTY BENEFICIARIES.

Except as otherwise specifically provided herein, the parties to this Agreement hereby manifest their intent that no third parties other than the Insurer and, solely for the purposes of Section 6.01 and Section 4.03, the Owner Trustee and the Trust Agent, shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

SECTION 9.08 CERTAIN MATTERS RELATING TO THE INSURER.

So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders are entitled to exercise pursuant to this Agreement, without any consent of such Noteholders; provided, however, that without the consent of each Noteholder or Residual Interestholder affected thereby, the Insurer shall not exercise such rights to amend this Agreement in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Note or Residual Interest Instrument, (ii) adversely affect in any material respect the interests of the Holders of any Notes or Residual Interest Instruments or (iii) alter the rights of any such Holder to consent to such amendment.

Notwithstanding any provision in this Agreement to the contrary, for so long as an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under this Agreement or to control or direct the actions of the Trust, the Seller, the Indenture Trustee, the Servicer or the Trust Agent pursuant to the terms of this Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Seller, the Indenture Trustee, the Servicer, the Trust Agent or the Holders of the Notes pursuant to the terms of this Agreement.

SECTION 9.09 HEADINGS.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 9.10 ASSIGNMENT BY ISSUER.

The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and the Insurer of all right, title and interest of the Issuer in, to and under the Trust Property and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 9.11 LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE.

Notwithstanding anything contained herein to the contrary, this instrument has been executed by Wilmington Trust Company not in its individual capacity but in its capacity as Owner Trustee of the Issuer and by JPMorgan Chase Bank, N.A. not in its individual capacity but in its capacity as Indenture Trustee and Trust Agent, and in no event shall Wilmington Trust Company in its individual capacity, JPMorgan Chase Bank, N.A. in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 9.12 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.04 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER BASIC DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

SECTION 9.13 No Petition. Each of the Issuer and the Indenture Trustee hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence, join or institute against, with any other Person, any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

SECTION 9.14 Subordination of Claims. The Issuer’s obligations under this Sale and Servicing Agreement are obligations solely of the Issuer and will not constitute a claim against the Seller to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Issuer and the Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Sale and Servicing Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Issuer and the Indenture Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the United States Bankruptcy Code or any successor provision having similar effect under the United States Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the United States Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee) and the Issuer hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Sale and Servicing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ONYX ACCEPTANCE OWNER TRUST 2005-B as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

	By:		/S/ ANITA E. DALLAGO
		Name:	Anita E. Dallago
		Title:	Senior Financial Services Officer

ONYX ACCEPTANCE FINANCIAL CORPORATION, as Seller

By:		/S/ ALBERT A. CIAFRE
	Name:	Albert A. Ciafre
	Title:	Assistant Vice President

ONYX ACCEPTANCE CORPORATION, as Servicer and Custodian

By:		/S/ VINCENT M. SCARDINA
	Name:	Vincent M. Scardina
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as Indenture Trustee and as Trust Agent

By:		/S/ ARANKA R. PAUL
	Name:	Aranka R. Paul
	Title:	Assistant Vice President

S-1	Sale and Servicing Agreement

SCHEDULE I-A

SCHEDULE OF INITIAL CONTRACTS

[On file with the Servicer]

I-A-1

SCHEDULE I-B

SCHEDULE OF SUBSEQUENT CONTRACTS

[On file with the Servicer]

I-B-1

SCHEDULE II

LOCATION AND ACCOUNT NUMBERS OF TRUST ACCOUNTS

Location: Account Number: Sub Account: Name of Account Holder:	Bank of New York 8900118377 49620LAP Collection Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee

Location: Account Number: Name of Account Holder:	Wells Fargo Bank 4121165294 Payahead Account - OT 2005-B, JPMorgan Chase Bank, N.A., as agent

Location: Account Number: Name of Account Holder:	JPMorgan Chase Bank, N.A. 10223718.1 Spread Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee

Location: Account Number: Name of Account Holder:	JPMorgan Chase Bank, N.A. 10223718.3 Note Distribution Account - OT 2005-B, JPMorgan Chase Bank, N.A., Indenture Trustee

Location: Account Number: Name of Account Holder:	JPMorgan Chase Bank, N.A. 10223718.2 Payment Account - OT 2005-B, JPMorgan Chase Bank, N.A.

Location: Account Number: Name of Account Holder:	JPMorgan Chase Bank, N.A. 10223718.5 Prefunding Account - OT 2005-B JPMorgan Chase Bank, N.A.

II-1

EXHIBIT A

FORM OF POLICY

A-1

EXHIBIT B

FORM OF NOTICE OF PREFUNDING TRANSFER DATE

In accordance with the Indenture dated as of July 21, 2005 (as amended or supplemented from time to time, the “Indenture”) by and between Onyx Acceptance Owner Trust 2005-B (the “Issuer”), and JPMorgan Chase Bank, N.A. as indenture trustee (the “Indenture Trustee”), the undersigned hereby gives notice of the Prefunding Transfer Date to occur on or before                     , 2005 for each of the Contracts listed on the Schedule of Contracts to be delivered to you on or prior to such Prefunding Transfer Date. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Sale and Servicing Agreement dated as of July 21, 2005, by and between the Issuer, the Indenture Trustee, Onyx Acceptance Corporation, as Servicer, and Onyx Acceptance Financial Corporation, as Seller (the “Seller”).

Such Prefunded Contracts represent the following amounts:

Aggregate Principal Balance of Prefunded Contracts as of the Prefunding Cut-Off Date:	$__________________

Amount to be wired to or at the direction of the Seller in payment for such Prefunded Contracts:	$__________________

Prefunding Cut-Off Date:                     , 2005

The undersigned hereby certifies that, in connection with the Prefunding Transfer Date specified above, the undersigned has complied with all terms and provisions specified in Section 2.10 of the Sale and Servicing Agreement.

Date: , 2005

ONYX ACCEPTANCE OWNER TRUST 2005-B

By: Onyx Acceptance Corporation, as Administrator

By:

Name:

Title:

B-1

EXHIBIT C

FORM OF JOINT OFFICER’S CERTIFICATE

re: Prefunding Transfer Date

ONYX ACCEPTANCE CORPORATION

ONYX ACCEPTANCE FINANCIAL CORPORATION

ONYX ACCEPTANCE OWNER TRUST 2005-B

This Officer’s Certificate is being delivered in accordance with Section 2.10 of that certain Sale and Servicing Agreement dated as of July 21, 2005 (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”), by and between Onyx Acceptance Owner Trust-B (the “Issuer”), JPMorgan Chase Bank, N.A. as indenture trustee (the “Indenture Trustee”), Onyx Acceptance Corporation, as Servicer (the “Servicer”), and Onyx Acceptance Financial Corporation, as Seller (the “Seller”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement. Reference is hereby made to the Prefunding Transfer Date to occur on                     , 2005 (the “Subject Prefunding Transfer Date”).

By his or her signature below, each of the undersigned officers on behalf of the Servicer, the Seller, and the Issuer, as the case may be, certify to the Indenture Trustee and the Note Insurer that:

(a) the representations and warranties of Onyx contained in Section 2.02(b) of the Sale and Servicing Agreement with respect to the Prefunding Contracts to be acquired on the Subject Prefunding Transfer Date (which are listed on the attached Schedule of Receivables) are true and correct as of the applicable date set forth on Schedule I to the Sale and Servicing Agreement;

(b) the representations and warranties of the Seller contained in Section 2.02(a) of the Sale and Servicing Agreement are true and correct as of the date hereof;

(c) the requirements stated in Section 2.10 of the Sale and Servicing Agreement regarding the Prefunding Contracts to be acquired on the Subject Prefunding Transfer Date have been met.

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Date:                     , 200

ONYX ACCEPTANCE OWNER TRUST 2005-B

By: Onyx Acceptance Corporation., as Administrator

By:
Name:
Title:

ONYX ACCEPTANCE CORPORATION

By:
Name:
Title:

ONYX ACCEPTANCE FINANCIAL CORPORATION

By:
Name:
Title:

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